Exhibit 10.1

FIRST CONSULTING GROUP, INC.

ASSOCIATE 401(k) AND STOCK OWNERSHIP PLAN

FIRST CONSULTING GROUP, INC.

ASSOCIATE 401(k) AND STOCK OWNERSHIP PLAN

WHEREAS, First Consulting Group, Inc. (hereinafter referred to as the “Employer”) heretofore adopted the First Consulting Group, Inc. Associate 401(k) and Stock Ownership Plan (hereinafter referred to as the “Plan”) for the benefit of its eligible Associates; and

WHEREAS, the Employer reserved the right to amend the Plan; and

WHEREAS, the Employer heretofore amended the Plan from time to time; and

WHEREAS, the First Consulting Group, Inc. dba First Consulting Group Profit Sharing 401(k) Plan was merged into the Plan effective as of January 1, 1996, and the Integrated Systems Consulting Group, Inc. 401(k) Plan and the WaveFront Consulting, Inc. 401(k) and Profit Sharing Plan were merged into the Plan effective as of April 1, 1999; and

WHEREAS, the Employer wishes to amend the Plan in order to comply with changes permitted or required by the Uruguay Round Agreements Act (“GATT”), the Uniformed Services Employment and Reemployment Rights Act of 1994 (“USERRA”), the Small Business Job Protection Act of 1996 (“SBJPA”), the Taxpayer Relief Act of 1997 (“TRA’97”) and to add or modify certain administrative provisions; and

WHEREAS, it is intended that the Plan is to continue to be a qualified plan under Section 401(a) of the Internal Revenue Code for the exclusive benefit of the Participants and their Beneficiaries;

NOW, THEREFORE, the Plan is hereby amended by restating the Plan in its entirety as follows, with such restatement also constituting an amendment of the First Consulting Group, Inc. dba First Consulting Group Profit Sharing 401(k) Plan, the Integrated Systems Consulting Group, Inc. 401(k) Plan and the WaveFront Consulting, Inc. 401(k) and Profit Sharing Plan for the purposes of complying with GATT, USERRA, SBJPA and TRA’97 for the applicable periods:

Table of Contents

ARTICLE ONE—DEFINITIONS
1.1	Account
1.2	Administrator
1.3	ASOP Fund
1.4	ASOP Loan
1.5	Associate
1.6	Beneficiary
1.7	Break in Service
1.8	Code
1.9	Compensation
1.10	Disability
1.11	Early Retirement Date
1.12	Effective Date
1.13	Employer
1.14	Employer Stock
1.15	Employment Date
1.16	First Share Contributions
1.17	Highly-Compensated Associate
1.18	Hour of Service
1.19	Leased Employee
1.20	Nonhighly-Compensated Associate
1.21	Normal Retirement Date
1.22	Participant
1.23	Plan
1.24	Plan Year
1.25	Prior Plan
1.26	Trust
1.27	Trustee
1.28	Valuation Date
1.29	Year of Vesting Service or Service

ARTICLE TWO—SERVICE DEFINITIONS AND RULES
2.1	Year of Vesting Service
2.2	Break in Service
2.3	Leave of Absence
2.4	Rule of Parity on Return to Employment
2.5	Service in Excluded Job Classifications or With Related Companies

ARTICLE THREE—PLAN PARTICIPATION
3.1	Participation
3.2	Re-Employment of Former Participant
3.3	Termination of Eligibility
3.4	Compliance with USERRA

ARTICLE FOUR—ELECTIVE DEFERRALS, EMPLOYER CONTRIBUTIONS,
ROLLOVERS AND TRANSFERS FROM OTHER PLANS
4.1	Elective Deferrals
4.2	Employer Matching Contributions
4.3	Employer Profit Sharing Contributions
4.4	Special Contribution for Certain Participants
4.5	Rollovers and Transfers of Funds From Other Plans
4.6	Timing of Contributions

ARTICLE FIVE—ACCOUNTING RULES
5.1	Investment of Accounts and Accounting Rules
5.2	Participants Omitted in Error

ARTICLE SIX—VESTING, RETIREMENT AND DISABILITY BENEFITS
6.1	Vesting
6.2	Forfeiture of Nonvested Balance
6.3	Distribution of Less Than Entire Vested Account Balance
6.4	Normal Retirement
6.5	Disability
6.6	Early Retirement

ARTICLE SEVEN—MANNER AND TIME OF DISTRIBUTING BENEFITS
7.1	Manner of Payment
7.2	Time of Commencement of Benefit Payments
7.3	Furnishing Information
7.4	Minimum Distribution Rules for Installment Payments
7.5	Joint and Survivor Annuity
7.6	Amount of Death Benefit
7.7	Designation of Beneficiary
7.8	Distribution of Death Benefits
7.9	Qualified Pre-Retirement Survivor Annuity
7.10	Eligible Rollover Distributions

ARTICLE SEVEN A—SPECIAL EMPLOYER STOCK PROVISIONS
7A.1	Valuation of Employer Stock
7A.2	Allocation of Employer Stock Purchased with Proceeds of ASOP Loan
7A.3	Privileges and Restrictions on Employer Stock; In General
7A.4	Privileges and Restrictions Applicable to Securities Acquired with ASOP Loans
7A.5	Voting Employer Stock

ARTICLE EIGHT—LOANS AND IN-SERVICE WITHDRAWALS
8.1	Loans
8.2	Hardship Distributions
8.3	Withdrawals After Age 59½
8.4	Withdrawals of Rollover Contributions
8.5	Diversification

ARTICLE NINE—ASOP LOANS
9.1	ASOP Loans
9.2	Primary Benefit Requirement
9.3	Use of ASOP Loan Proceeds
9.4	Liability and Collateral of Plan for ASOP Loan
9.5	Default
9.6	Release of Collateral for ASOP Loan
9.7	Income

ARTICLE TEN—ADMINISTRATION OF THE PLAN
10.1	Plan Administration
10.2	Claims Procedure
10.3	Trust Agreement

ARTICLE ELEVEN—SPECIAL COMPLIANCE PROVISIONS
11.1	Distribution of Excess Deferral Amounts
11.2	Limitations on 401(k) Contributions
11.3	Nondiscrimination Test for Employer Matching Contributions
11.4	Limitation on the Multiple Use Alternative

ARTICLE TWELVE—LIMITATION ON ANNUAL ADDITIONS
12.1	Rules and Definitions

ARTICLE THIRTEEN—AMENDMENT AND TERMINATION
13.1	Amendment
13.2	Termination of the Plan
13.3	Distribution Upon Sale or Disposition of Stock or Assets

ARTICLE FOURTEEN—TOP-HEAVY PROVISIONS
14.1	Applicability
14.2	Definitions
14.3	Allocation of Employer Contributions and Forfeitures for a Top-Heavy Plan Year
14.4	Vesting

ARTICLE FIFTEEN—MISCELLANEOUS PROVISIONS
15.1	Plan Does Not Affect Employment
15.2	Successor to the Employer
15.3	Repayments to the Employer
15.4	Benefits Not Assignable
15.5	Merger of Plans
15.6	Investment Experience Not a Forfeiture
15.7	Construction
15.8	Governing Documents
15.9	Governing Law
15.10	Headings
15.11	Counterparts
15.12	Location of Participant or Beneficiary Unknown

ARTICLE ONE—DEFINITIONS

For purposes of the Plan, unless the context or an alternative definition specified within another Article provides otherwise, the following words and phrases shall have the definitions provided:

1.1                               “ACCOUNT” shall mean the individual bookkeeping accounts maintained for a Participant under the Plan which shall consist of the following sub-Accounts:

Pre-Tax (401(k)) Contributions Account which shall be credited with any elective deferrals made by the Participant pursuant to Section 4.1 or under a Prior Plan and any earnings thereon.

Matching Contributions Account which shall consist of any Employer matching contributions made on behalf of the Participant pursuant to Section 4.2 or under a Prior Plan which are not part of the ASOP Fund, and any earnings thereon.

ASOP Matching Contributions Account which shall consist of any Employer matching contributions made on behalf of the Participant pursuant to Section 4.2 which are part of the ASOP Fund, and any earnings thereon.

First Share Account which shall consist of any First Share Contributions made on behalf of the Participant which are part of the ASOP Fund, and any earnings thereon.

Profit Sharing Account which shall consist of any Employer profit sharing contributions made on behalf of the Participant pursuant to Section 4.3 or under a Prior Plan which are not part of the ASOP Fund, and any earnings thereon.

ASOP Profit Sharing Account which shall consist of any Employer profit sharing contributions made on behalf of the Participant pursuant to Section 4.3 which are part of the ASOP Fund, and any earnings thereon.

Rollover Account which shall consist of any rollover contributions made by the Participant pursuant to Section 4.5 or under a Prior Plan and any earnings thereon.

Special Contribution Account which shall consist of any special Employer contributions made on behalf of the Participant pursuant to Section 4.4 and any earnings thereon.

1.2                               “ADMINISTRATOR” shall mean the Plan Administrator appointed from time to time in accordance with the provisions of Article Ten hereof.

1.3                               “ASOP FUND” shall mean that portion of the Trust comprising the “employee stock ownership” portion of the Plan (within the meaning of Section 4975(e)(7) of the Code), the assets of which shall be invested in shares of Employer Stock; provided, however, that a portion thereof shall be invested in cash and cash equivalents for purposes of liquidity.

1.4                               “ASOP LOAN” shall mean a loan made in accordance with Article Nine.

1.5                               “ASSOCIATE” shall mean a common law employee of the Employer.

1.6                               “BENEFICIARY” shall mean any person, trust, organization, or estate entitled to receive payment under the terms of the Plan upon the death of a Participant.

1.7                               “BREAK IN SERVICE” shall have the meaning set forth in Section 2.2.

1.8                               “CODE” shall mean the Internal Revenue Code of 1986, as amended from time to time.

1.9                               “COMPENSATION” shall mean the compensation paid to a Participant by the Employer for the Plan Year, but exclusive of bonuses, relocation payments, fringe benefits, any program of deferred compensation or additional benefits payable other than in cash and any compensation received prior to his becoming a Participant in the Plan.  Compensation shall, however, include any amounts deferred under a salary reduction agreement in accordance with Section 4.1 or under a Code Section 125 plan maintained by the Employer.

In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, the annual Compensation of each Participant taken into account under the Plan shall not exceed the OBRA ‘93 annual compensation limit.  The OBRA ‘93 annual compensation limit is $150,000, as adjusted by the Secretary of the Treasury or his delegate for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code.  The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding twelve (12) months, over which Compensation is determined (determination period) beginning in such calendar year.  If a determination period consists of fewer than twelve (12) months, the OBRA ’93 annual compensation limit shall be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is twelve (12).

Any reference in the Plan to the limitation under Section 401(a)(17) of the Code shall mean the OBRA ‘93 annual compensation limit set forth in this provision.

If Compensation for any prior determination period is taken into account in determining a Participant’s benefits accruing in the current Plan Year, the Compensation for that prior determination period shall be subject to the OBRA ‘93 annual compensation limit in effect for that prior determination period.

For purposes of determining who is a Highly-Compensated Associate, Compensation shall mean compensation as defined in Code Section 414(q)(4).

1.10                        “DISABILITY” shall mean any inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long-continued and indefinite duration, within the meaning of Section 72(m)(7) of the Code.  Notwithstanding the foregoing, the Administrator shall determine that a Participant has incurred a Disability if the Participant qualifies for disability benefits under the Employer’s LTD plan, and shall presume conclusively that a Participant covered by such LTD plan but who does not so qualify has not incurred a Disability.

1.11                        “EARLY RETIREMENT DATE” shall mean the date on which a Participant retires early pursuant to Section 6.6.

1.12                        “EFFECTIVE DATE.”  The Plan’s initial Effective Date is December 1, 1995.  The Effective Date of this restated Plan, on and after which it supersedes the terms of the existing Plan document, is January 1, 2000, except where the provisions of the Plan, or the requirements of applicable law, shall otherwise specifically provide.  The rights of any Participant who separated from the Employer’s Service prior to the applicable date shall be established under the terms of the Plan and Trust as in effect at the time of the Participant’s separation from Service, unless the Participant subsequently returns to Service with the Employer.  Rights of spouses and Beneficiaries of such Participants shall also be governed by those documents.

1.13                        “EMPLOYER” shall mean First Consulting Group, Inc. and any subsidiary or affiliate which is a member of its “related group” (as defined in Section 2.5) which has adopted the Plan (a “Participating Affiliate”), and shall include any successor(s) thereto which adopt this Plan.  Any such subsidiary or affiliate of First Consulting Group, Inc. may adopt the Plan with the approval of its board of directors (or noncorporate counterpart) subject to the approval of First Consulting Group, Inc.  The provisions of this Plan shall apply equally to each Participating Affiliate and its Associates except as specifically set forth in the Plan; provided, however, notwithstanding any other provision of this Plan, the amount and timing of contributions under Article 4 to be made by any Employer which is a Participating Affiliate shall be made subject to the approval of First Consulting Group, Inc.  For purposes hereof, each Participating Affiliate shall be deemed to have appointed First Consulting Group, Inc. as its agent to act on its behalf in all matters relating to the administration, amendment, termination of the Plan and the investment of the assets of the Plan.  For purposes of the Code and ERISA, the Plan as maintained by First Consulting Group, Inc. and the Participating Affiliates shall constitute a single plan rather than a separate plan of each Participating Affiliate.  All assets in the Trust shall be available to pay benefits to all Participants and their Beneficiaries.

1.14                        “EMPLOYER STOCK” shall mean any class of stock of the Employer which both constitutes “qualifying employer securities” as defined in Section 407(d) of the Employee Retirement Income Security Act of 1974, as amended, and “employer securities” as defined in Section 409(l) of the Code.

1.15                        “EMPLOYMENT DATE” shall mean the first date as of which an Associate is credited with an Hour of Service, provided that, in the case of a Break in Service, the Employment Date shall be the first date thereafter as of which an Associate is credited with an Hour of Service.

1.16                        “FIRST SHARE CONTRIBUTIONS” shall mean contributions made by the Employer prior to January 1, 1999 in shares of Employer Stock or cash applied to the purchase of Employer Stock.

1.17                        “HIGHLY-COMPENSATED ASSOCIATE” shall mean, effective for years beginning after December 31, 1996, any Associate of the Employer who:

(a)                                  was a five percent (5%) owner of the Employer (as defined in Code Section 416(i)(1)) during the “determination year” or “look-back year”; or

(b)                                 earned more than $80,000 (as increased by cost-of-living adjustments) of Compensation from the Employer during the “look-back year” and, if the Employer elects, was in the top twenty percent (20%) of Associates by Compensation for such year.  Such election was made under the WaveFront Consulting, Inc. 401(k) and Profit Sharing Plan for the 1997 and 1998 Plan Years.

An Associate who separated from Service prior to the “determination year” shall be treated as a Highly-Compensated Associate for the “determination year” if such Associate was a Highly-Compensated Associate when such Associate separated from Service, or was a Highly-Compensated Associate at any time after attaining age fifty-five (55).

For purposes of this Section, the “determination year” shall be the Plan Year for which a determination is being made as to whether an Associate is a Highly-Compensated Associate.  The “look-back year” shall be the twelve (12) month period immediately preceding the “determination year”.  Notwithstanding the foregoing, and effective solely for the 1997 Plan Year, the Employer, pursuant to Notice 97-45, elected to utilize the calendar year calculation election.

In determining whether an Associate is a Highly-Compensated Associate for the Plan Year beginning in 1997, the amendments to Section 414(q) stated above shall be treated as having been in effect for the Plan Year beginning in 1996.

1.18                        “HOUR OF SERVICE” shall have the meaning set forth below:

(a)                                  An Hour of Service is each hour for which an Associate is paid, or entitled to payment, for the performance of duties for the Employer, during the applicable computation period.

(b)                                 An Hour of Service is each hour for which an Associate is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence.  Notwithstanding the preceding sentence,

(i)                                     No more than five hundred and one (501) Hours of Service shall be credited under this paragraph (b) to any Associate on account of any single continuous period during which the Associate performs no duties (whether or not such period occurs in a single computation period);

(ii)                                  An hour for which an Associate is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed shall not be credited to the Associate if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workmen’s compensation, or unemployment compensation or disability insurance laws; and

(iii)                               Hours of Service shall not be credited for a payment which solely reimburses an Associate for medical or medically related expenses incurred by the Associate.

For purposes of this paragraph (b), a payment shall be deemed to be made by or due from the Employer regardless of whether such payment is made by or due from the Employer directly, or indirectly through, among others, a trust fund, or insurer, to which the Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer or other entity are for the benefit of particular Associates or are on behalf of a group of Associates in the aggregate.

(c)                                  An Hour of Service is each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer.  The same Hours of Service shall not be credited both under paragraph (a) or paragraph (b), as the case may be, and under this paragraph (c).  Thus, for example, an Associate who receives a back pay award following a determination that he was paid at an unlawful rate for Hours of Service previously credited shall not be entitled to additional credit for the same Hours of Service.  Crediting of Hours of Service for back pay awarded or agreed to with respect to periods described in paragraph (b) shall be subject to the limitations set forth in that paragraph.

1.19                        “LEASED EMPLOYEE” shall mean, effective January 1, 1997, any person who, pursuant to an agreement between the Employer and any other person or organization, has performed services for the Employer (determined in accordance with Code Section 414(n)(6)) on a substantially full-time basis for a period of at least one (1) year and where such services are performed under the primary direction and control of the Employer.  A person shall not be considered a Leased Employee if the total number of Leased Employees does not exceed twenty percent (20%) of the Nonhighly-Compensated Associates employed by the Employer, and if any such person is covered by a money purchase pension plan providing (a) a nonintegrated employer contribution rate of at least ten percent (10%) of compensation, as defined in Section 12.1(b)(2) of the Plan but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee’s gross income under Code Sections 125, 402(g) or 403(b), (b) immediate participation, and (c) full and immediate vesting.

1.20                        “NONHIGHLY-COMPENSATED ASSOCIATE” shall mean an Associate of the Employer who is not a Highly-Compensated Associate.

1.21                        “NORMAL RETIREMENT DATE” shall mean the Participant’s sixty-second (62nd) birthday or, if later, the fifth (5th) anniversary of the Participant’s commencement of initial Plan participation.

1.22                        “PARTICIPANT” shall mean any Associate who has satisfied the eligibility requirements of Article Three and who is participating in the Plan.

1.23                        “PLAN” shall mean the First Consulting Group, Inc. Associate 401(k) and Stock Ownership Plan, as set forth herein and as may be amended from time to time.

1.24                        “PLAN YEAR” shall mean the twelve (12)-consecutive month period beginning January 1 and ending December 31.

1.25                        “PRIOR PLAN” shall mean the First Consulting Group, Inc. dba First Consulting Group Profit Sharing 401(k) Plan, the Integrated Systems Consulting Group, Inc. 401(k) Plan or the WaveFront Consulting, Inc. 401(k) and Profit Sharing Plan as in effect from time to time prior to the merger of each of these plans into the Plan.

1.26                        “TRUST” shall mean the Trust Agreement entered into between the Employer and the Trustee forming part of this Plan, together with any amendments thereto.  “Trust Fund” shall mean any and all property held by the Trustee pursuant to the Trust Agreement, together with income therefrom.

1.27                        “TRUSTEE” shall mean the Trustee or Trustees appointed by the Employer, and any successors thereto.

1.28                        “VALUATION DATE” shall mean the date or dates established by the Administrator for the valuation of the assets of the Plan.  In no event shall the assets of the Plan be valued less frequently than once each Plan Year.

1.29                        “YEAR OF VESTING SERVICE” or “SERVICE” and the special rules with respect to crediting Service are in Article Two of the Plan.

ARTICLE TWO—SERVICE DEFINITIONS AND RULES

Service is the period of employment credited under the Plan.  Definitions and special rules related to Service are as follows:

2.1                               YEAR OF VESTING SERVICE.  An Associate shall be credited with a Year of Vesting Service for each Plan Year in which he is credited with at least one thousand (1,000) Hours of Service.  For such purposes, an Associate shall be credited with a Year of Vesting Service upon completion of the one thousandth (1,000th) hour in each such twelve (12)-month period.

With respect to periods prior to January 1, 1996, a Participant’s Years of Vesting Service and Breaks in Service shall be such number of such years as are determined under the provisions of the First Consulting Group, Inc. dba First Consulting Group Profit Sharing 401(k) Plan as in effect through December 31, 1995 if the Participant was a participant in that plan.

With respect to periods prior to April 1, 1999, a Participant’s Years of Vesting Service and Breaks in Service shall be such number of such years as are determined under the provisions of the Integrated Systems Consulting Group, Inc. 401(k) Plan as in effect through March 31, 1999 if the Participant was a participant in that plan.  For purposes of the foregoing calculations of Years of Vesting Service and Breaks in Service, each Participant shall be treated in the manner set forth in Section 1.410(a)-7(f)(1) of the Income Tax Regulations, which are incorporated herein by reference, and shall be credited with one hundred and ninety (190) Hours of Service for each month since his employment anniversary during which he would be required to be credited with one Hour of Service under the Plan.

With respect to periods prior to April 1, 1999, a Participant’s Years of Vesting Service and Breaks in Service shall be such number of such years as are determined under the provisions of the WaveFront Consulting Group, Inc. 401(k) and Profit Sharing Plan as in effect through March 31, 1999 if the Participant was a participant in the plan.

With respect to Participants employed by FCG Management Services, LLC and serving as a dedicated member of the project staff at the New York and Presbyterian Hospital account on January 1, 2000, each such Participant’s Years of Vesting Service and Breaks in Service as of January 1, 2000 shall be such number of such years as are determined under the provisions of The New York Hospital Employees’ Retirement Plan as in effect through December 31, 1999 if the Participant was a participant in that plan.

In addition to the foregoing, with respect to any individual who becomes an Associate as a result of (a) the Employer’s acquisition of such individual’s employer, (b) the Employer’s acquisition of all, or substantially all, of such employer’s operating assets, or (c) the terms of an outsourcing agreement between such individual’s employer and the Employer, each such Associate’s prior period of employment with such employer shall be taken into account in determining such Associate’s Year(s) of Vesting Service and Break(s) in Service.

2.2                               BREAK IN SERVICE.  A Break in Service shall mean each Plan Year in which an Associate or Participant is not credited with at least five hundred and one (501) Hours of Service.

2.3                               LEAVE OF ABSENCE.  A Participant on an unpaid leave of absence pursuant to the Employer’s normal personnel policies shall be credited with Hours of Service at his regularly-scheduled weekly rate while on such leave, provided the Employer acknowledges in writing that the leave is with its approval.  These Hours of Service shall be credited only for purposes of determining if a Break in Service has occurred and, unless specified otherwise by the Employer in writing, shall not be credited for eligibility to participate in the Plan, vesting, or qualification to receive an allocation of Employer contributions and forfeitures.  Hours of Service during a paid leave of absence shall be credited as provided in Section 1.18.

For any individual who is absent from work for any period by reason of the individual’s pregnancy, birth of the individual’s child, placement of a child with the individual in connection with the individual’s adoption of the child, or by reason of the individual’s caring for the child for a period beginning immediately following such birth or adoption, the Plan shall treat as Hours of Service, solely for determining if a Break in Service has occurred, the following Hours of Service:

(a)                                  the Hours of Service which otherwise normally would have been credited to such individual but for such absence; or

(b)                                 in any case where the Administrator is unable to determine the Hours of Service, on the basis of an assumed eight (8) hours per day.

In no event shall more than five hundred and one (501) of such hours be credited by reason of such period of absence.  The Hours of Service shall be credited in the Plan Year which starts after the leave of absence begins.  However, the Hours of Service shall instead be credited in the Plan Year in which the absence begins if it is necessary to credit the Hours of Service in that computation period to avoid the occurrence of a Break in Service.

2.4                               RULE OF PARITY ON RETURN TO EMPLOYMENT.  An Associate who returns to employment after a Break in Service shall retain credit for his pre-Break Years of Vesting Service, subject to the following rules:

(a)                                  If a Participant incurs five (5) or more consecutive Breaks in Service, any Years of Vesting Service performed thereafter shall not be used to increase the nonforfeitable interest in his Account accrued prior to such five (5) or more consecutive Breaks in Service.

(b)                                 If, when a Participant incurred a Break in Service, he had not completed sufficient Years of Vesting Service to be credited with a vested benefit under the schedule set forth in Section 6.1, his pre-Break Years of Vesting Service shall be disregarded if his consecutive Breaks in Service equal or exceed five (5).

2.5          SERVICE IN EXCLUDED JOB CLASSIFICATIONS OR WITH RELATED COMPANIES

(a)                                  Service while a Member of an Ineligible Classification of Associates.  An Associate who is a member of an ineligible classification of Associates shall not be eligible to participate in the Plan while a member of such ineligible classification.  However, if any such Associate is transferred to an eligible classification, such Associate shall be credited with any prior Years of Vesting Service completed while a member of such an ineligible classification.  For this purpose, an Associate shall be considered a member of an ineligible classification of Associates for any period during which he is employed in a job classification which is excluded from participating in the Plan under Section 3.1 below.

(b)                                 Service with Related Group Members.  Subject to Section 2.1, for each Plan Year in which the Employer is a member of a “related group”, as hereinafter defined, all Service of an Associate or Leased Employee (hereinafter collectively referred to as “Associate” solely for purposes of this Section 2.5(b)) with any one or more members of such related group shall be treated as employment by the Employer for purposes of determining the Associate’s Years of Vesting Service.  The transfer of employment by any such Associate to another member of the related group shall not be deemed to constitute a retirement or other termination of employment by the Associate for purposes of this Section, but the Associate shall be deemed to have continued in employment with the Employer for purposes of determining the Associate’s Years of Vesting Service.  For purposes of this subsection (b), “related group” shall mean the Employer and all corporations, trades or businesses (whether or not incorporated) which constitute a controlled group of corporations with the Employer, a group of trades or businesses under common control with the Employer, or an affiliated service group which includes the Employer, within the meaning of Section 414(b), Section 414(c), or Section 414(m), respectively, of the Code or any other entity required to be aggregated under Code Section 414(o).

(c)                                  Construction.  This Section is included in the Plan to comply with the Code provisions regarding the crediting of Service, and not to extend any additional rights to Associates in ineligible classifications other than as required by the Code and regulations thereunder.

ARTICLE THREE—PLAN PARTICIPATION

3.1                               PARTICIPATION.  All Associates participating in the Plan as of January 1, 2000 shall continue to participate, subject to the terms hereof.

Subject to the following provisions of this Section, each other Associate shall become a Participant under the Plan effective as of the first Monday of the “calendar quarter” (that is, each three (3) month period beginning January 1, April 1, July 1 or October 1) coincident with or next following the Associate’s Employment Date.

In no event, however, shall any Associate (or other individual) participate under the Plan while he is:  (i) included in a unit of Associates covered by a collective bargaining agreement between the Employer and the Associate representatives under which retirement benefits were the subject of good faith bargaining, unless the terms of such bargaining agreement expressly provides for the inclusion in the Plan; (ii) employed as an independent contractor on the payroll records of the Employer (regardless of any subsequent reclassification by the Employer, any governmental agency or court), (iii) employed as a Leased Employee; (iv) employed as a nonresident alien who receives no earned income (within the meaning of Section 911(d)(2) of the Code) from the Employer which constitutes income from sources within the United States (within the meaning of Section 861(a)(3) of the Code); or (v) employed on as an intern.

3.2                               RE-EMPLOYMENT OF FORMER PARTICIPANT.  A vested Participant (or a nonvested Participant whose prior Service cannot be disregarded) whose participation ceased because of termination of employment with the Employer shall resume participating upon his reemployment; provided, however, that such an individual shall be entitled to commence elective deferrals as soon as administratively possible following his return to participation in the Plan.

3.3                               TERMINATION OF ELIGIBILITY.  In the event a Participant is no longer a member of an eligible class of Associates and he becomes ineligible to participate, such Associate shall resume participating upon his return to an eligible class of Associates; provided, however, that such an individual shall be entitled to commence elective deferrals as soon as administratively possible following his return to participation in the Plan.

In the event an Associate who is not a member of an eligible class of Associates becomes a member of an eligible class, such Associate shall participate upon becoming a member of an eligible class of Associates, if such Associate has otherwise satisfied the eligibility requirements of Section 3.1 and would have otherwise previously become a Participant; provided, however, that such an individual shall be entitled to commence elective deferrals as soon as administratively possible following his becoming a Participant.

3.4                               COMPLIANCE WITH USERRA.  Notwithstanding any provision of this Plan to the contrary, for reemployments on or after December 12, 1994, Participants shall receive service credit and be eligible to make deferrals and receive Employer contributions with respect to periods of qualified military service (within the meaning of Section 414(u)(5) of the Code) in accordance with Section 414(u) of the Code.

ARTICLE FOUR—ELECTIVE DEFERRALS, EMPLOYER CONTRIBUTIONS,

ROLLOVERS AND TRANSFERS FROM OTHER PLANS

4.1          ELECTIVE DEFERRALS

(a)                                  Elections.  A Participant may elect to defer a portion of his Compensation for a Plan Year.  The amount of a Participant’s Compensation that is deferred in accordance with the Participant’s election shall be withheld by the Employer from the Participant’s Compensation.  The amount deferred on behalf of each Participant shall be contributed by the Employer to the Plan and allocated to the Participant’s Pre-Tax (401(k)) Contributions Account.

(b)                                 Changes in Election.  A Participant may prospectively elect to change or revoke the amount (or percentage) of his elective deferrals during the Plan Year by filing a written election with the Employer, or via such other method as permitted by applicable law.

(c)                                  Limitations on Deferrals.  No Participant shall defer on a pre-tax basis an amount which exceeds $10,000 (or such amount as adjusted for cost-of-living increases under Section 402(g) of the Code) for any calendar year ending with or within the Plan Year.

(d)                                 Administrative Rules.  All elections made under this Section 4.1, including the amount and frequency of deferrals, shall be subject to the rules of the Administrator which shall be consistently applied and which may be changed from time to time.

4.2          EMPLOYER MATCHING CONTRIBUTIONS

(a)                                  Employer Matching Contributions.  For each Plan Year, the Employer may, in its sole discretion, contribute to the Plan, on behalf of each Participant eligible under Section 4.2(b), a matching contribution equal to a percentage (as determined by the Employer’s board of directors) of the elective deferrals made by each such Participant; provided, however, that the Employer may determine that any such matching contribution shall not exceed a percentage (as determined by its board of directors) of each eligible Participant’s Compensation for the Plan Year and may determine to establish a different maximum percentage for Highly-Compensated Associates than for Nonhighly-Compensated Associates; and provided further, that, to the extent determined by the board of directors of First Consulting Group, Inc., any matching contributions under this Section may be designated as a “loan repayment contribution” and to the extent of such designation shall be applied to the repayment of any ASOP Loan designated by First Consulting Group, Inc.

(b)                                 Eligibility for Employer Matching Contributions.  To be eligible for a share of Employer matching contributions under Section 4.2(a), a Participant must be employed by the Employer on the last day of the period for which such matching contribution is made to the Plan; provided, however, that any Participant whose employment with the Employer was involuntarily terminated by the Employer between December 6, 1999 and December

31, 1999 shall nevertheless be entitled to share in any matching contributions made for the period ending December 31, 1999.

Notwithstanding the foregoing provisions of this Section 4.2, in no event shall any Participant who is employed by FCG Management Services, LLC and who is serving as a dedicated member of the project staff at New York and Presbyterian Hospital account be eligible to share in any Employer matching contributions.

4.3          EMPLOYER PROFIT SHARING CONTRIBUTIONS

(a)                                  Employer Profit Sharing Contributions.  As of the last day of a Plan Year, the Employer may, in its sole discretion, elect to make a profit sharing contribution to the Plan for such year, in cash or in the form of Employer Stock, in an amount determined by the Employer.

(b)                                 Eligibility for Profit Sharing Contributions.  To be eligible for an allocation of any Employer profit sharing contribution made for any Plan Year, a Participant must be employed by the Employer on the last day of the Plan Year.

(c)                                  Allocation of Employer Profit Sharing Contributions.  Any profit sharing contribution under Section 4.3 shall be allocated among eligible Participants in the following order of priorities:

(1)                                  Such amounts shall first be allocated among all eligible Participants based on the ratio that each such Participant’s “Credited Compensation” bears to the total “Credited Compensation” of all such eligible Participants; provided that the total amount allocated to all Participants under this step shall not exceed the total “Credited Compensation” of all eligible Participants, multiplied by the greater of five and seven-tenths percent (5.7%) or the percentage equal to the portion of the rate of tax (which is attributable to old-age insurance) under Code Section 3111(a), as said rate is in effect at the beginning of the Plan Year.

“Credited Compensation” shall mean the sum of a Participant’s Compensation, plus his Compensation in excess of the FICA taxable wage base that is in effect on the first day of the Plan Year.

(2)                                  The balance of the available contribution, if any, shall be allocated among all eligible Participants based on the ratio that each such Participant’s Compensation bears to the total Compensation of all such eligible Participants.

Notwithstanding the foregoing provisions of this Section 4.3, to the extent determined by the board of directors of First Consulting Group, Inc., any profit sharing contributions under this Section 4.3 may be designated as “loan repayment contributions” and to the extent of such designation shall be applied to the repayment of any ASOP Loan designated by First Consulting Group, Inc..  In the event of such a determination and designation, such profit sharing contributions shall not be allocated in accordance with the foregoing provisions of this subsection (c), but shall be allocated in the proportion that each such eligible Participant’s Compensation bears to the Compensation of all eligible Participants.

4.4                               SPECIAL CONTRIBUTION FOR CERTAIN PARTICIPANTS.  As of the last day of each calendar quarter, the Employer may, in its sole discretion, cause FCG Management Services, LLC to make a “special” contribution on behalf of each eligible Participant employed by FCG Management Services, LLC serving as a dedicated member of the project staff at the New York Presbyterian Hospital account (a “FCGMS-NYPH Associate”) in an amount determined as follows:

(i)                                     Each FCGMS-NYPH Associate employed at the “Manager” level and above, and any other FCGMS-NYPH Associate who was entitled to receive a nine percent (9%) cash balance contribution under The New York Hospital Employees’ Retirement Plan as of December 31, 1999, shall be entitled to receive a special contribution in an amount equal to nine percent (9%) of his Compensation for such “calendar quarter” (that is, each three (3)-month period beginning January 1, April 1, July 1 or October 1).

(ii)                                  Each other FCGMS-NYPH Associate who was an active participant in the New York Hospital Employees’ Retirement Plan prior to January 1, 1992 shall be entitled to receive a special contribution in an amount based on his “Years of Creditable Service”, as defined below, determined as follows:

Years of Creditable Service	Percentage of Compensation Each Calendar Quarter
1 through 4	5%
5 through 9	6%
10 through 14	7%
15 through 19	8%
20 through 24	10%
25 through 29	12%
30 and over	15%

(iii)                               All other FCGMS-NYPH Associates shall be entitled to receive a special contribution in an amount based on his Years of Creditable Service as follows:

Years of Creditable Service	Percentage of Compensation Each Calendar Quarter
1 through 4	5%
5 through 9	6%
10 through 14	7%
15 through 19	8%
20 and over	10%

In order to be eligible for the special contributions set forth in this Section 4.4, each FCGMS-NYPH Associate must have been credited with at least one (1) Year of Creditable Service and must be employed by FCG Management Services, LLC on the last day of the calendar quarter for which the special contribution is to be made.

For purposes of this Section 4.4, each such FCGMS-NYPH Associate’s Year(s) of Creditable Service as of January 1, 2000 shall be such number of such years as determined under the provisions of The New York Hospital Employees’ Retirement Plan as in effect through December 31, 1999.  Thereafter, each FCGMS-NYPH Associate shall be credited with an additional Year of Creditable Service for each Year of Vesting Service completed under the Plan after December 31, 1999.

4.5                               ROLLOVERS AND TRANSFERS OF FUNDS FROM OTHER PLANS.  With the approval of the Administrator, there may be paid to the Trustee amounts which have been held under other plans qualified under Code Section 401 either (a) maintained by the Employer which have been discontinued or terminated with respect to any Associate, or (b) maintained by another employer with respect to which any Associate has ceased to participate.  Any such transfer or rollover may also be made by means of an Individual Retirement Account qualified under Section 408 of the Code, where the Individual Retirement Account was used as a conduit from the former plan.  Any amounts so transferred on behalf of any Associate shall be nonforfeitable and shall be maintained under the Participant’s Rollover Account.

4.6                               TIMING OF CONTRIBUTIONS.  Employer contributions shall be made to the Plan no later than the time prescribed by law for filing the Employer’s Federal income tax return (including extensions) for its taxable year ending with or within the Plan Year.  Elective deferrals under Section 4.1 shall be paid to the Plan as soon as administratively possible, but no later than the fifteenth (15th) business day of the month following the month in which such deferrals would have been payable to the Participant in cash, or such later date as permitted or prescribed by the Department of Labor.

ARTICLE FIVE—ACCOUNTING RULES

5.1          INVESTMENT OF ACCOUNTS AND ACCOUNTING RULES

(a)                                  Investment Funds.  Subject to the provisions of Article Seven A and Section 8.5 below, the investment of Participants’ Accounts shall be made in a manner consistent with the provisions of the Trust.  The Administrator, in its discretion, may allow the Trust to provide for separate funds for the directed investment of all or a portion of each Participant’s Account.

However, any Employer matching contributions and First Share Contributions made after December 31, 1995 and prior to January 1, 2000 shall be invested primarily in Employer Stock.  Any Employer matching contributions made after December 31, 1999 shall be made in the form of Employer Stock or in the form of cash (the investment of such cash shall in turn be subject to the Participant’s direction) as each such Participant may elect prior to the beginning of such Plan Year, in accordance with procedures established by the Administrator.

(b)                                 Participant Direction of Investments.  Each Participant may direct how his Account (or such portion thereof which is subject to his investment direction) is to be invested among the available investment funds in the percentage multiples established by the Administrator.  In the event a Participant fails to make an investment election, with respect to all or any portion of his Account subject to his investment direction, the Trustee shall invest all or such portion of his Account in the investment fund to be designated by the Administrator.  A Participant may change his investment election, with respect to future contributions and, if applicable, forfeitures, and/or amounts previously accumulated in the Participant’s Account in accordance with procedures established by the Administrator.  Any such change in a Participant’s investment election shall be effective at such time as may be prescribed by the Administrator.  If the Plan’s recordkeeper or investments are changed, the Administrator may apply such administrative rules and procedures as are necessary to provide for the transfer of records and/or assets, including without limitation, the suspension of Participant’s investment directions, withdrawals and distributions for such period of time as is necessary, and the transfer of Participants’ Accounts to designated funds or an interest bearing account until such change has been completed.

(c)                                  Allocation of Investment Experience.  As of each Valuation Date, the investment fund(s) of the Trust shall be valued at fair market value, and the income, loss, appreciation and depreciation (realized and unrealized), and any paid expenses of the Trust attributable to such fund shall be apportioned among Participants’ Accounts within the fund based upon the value of each Account within the fund as of the preceding Valuation Date.

5.2                               PARTICIPANTS OMITTED IN ERROR.  In the event a Participant is not allocated a share of the Employer contribution and/or forfeitures as a result of an administrative error in any Plan Year, the Employer may elect to either (a) make an additional contribution on behalf of such omitted Participant in an appropriate amount, or (b) deduct the appropriate amount from the next succeeding Employer contribution and/or forfeitures and allocate such amount to the Participant’s Account.

ARTICLE SIX—VESTING, RETIREMENT AND DISABILITY BENEFITS

6.1                               VESTING.  A Participant shall at all times have a nonforfeitable (vested) right to any amounts credited to his Pre-Tax (401(k)) Contributions Account and his Rollover Account.

Except as otherwise provided with respect to Early or Normal Retirement, Disability or death, the vested interest of each Participant to any amounts credited to his Matching Contributions Account, his ASOP Matching Contributions Account, his First Share Account, his Profit Sharing Account, his ASOP Profit Sharing Account and his Special Contribution Account shall be determined in accordance with the following table:

Years of Vesting Service	Vested Percentage

Less than 1 year	0%
1 year but less than 2	20%
2 years but less than 3	40%
3 years but less than 4	60%
4 years but less than 5	80%
5 years and thereafter	100%

6.2                               FORFEITURE OF NONVESTED BALANCE.  The nonvested portion of a Participant’s Account, as determined in accordance with Section 6.1, shall be forfeited as soon as administratively practical following the earlier of (i) the date on which the Participant receives distribution of his vested Account or (ii) the last day of the Plan Year in which occurs the fifth (5th) year anniversary of his separation from Service.  The amount forfeited shall be used to pay Plan expenses and/or used to reduce Employer contributions the Plan.

If the Participant returns to the employment of the Employer prior to incurring five (5) consecutive Breaks in Service, and prior to receiving distribution of his vested Account, the nonvested portion shall be restored.  However, if the nonvested portion of the Participant’s Account was allocated as a forfeiture as the result of the Participant receiving distribution of his vested Account balance, the nonvested portion shall be restored if:

(a)                                  the Participant resumes employment prior to incurring five (5) consecutive Breaks in Service; and

(b)                                 the Participant repays to the Plan, as of the earlier of (i) the date which is five (5) years after his reemployment date or (ii) the date which is the last day of the period in which the Participant incurs five (5) consecutive Breaks in Service, an amount equal to the total distribution made to the Participant.

The nonvested amount shall be restored to the Participant’s Account, without interest or adjustment for interim Trust valuation experience, by a special Employer contribution or from the next succeeding Employer contribution and forfeitures, as appropriate.

6.3                               DISTRIBUTION OF LESS THAN ENTIRE VESTED ACCOUNT BALANCE.  If a distribution (including a withdrawal) of any portion of a Participant’s Account is made to the Participant at a time when he has a vested percentage in such Account equal to less than one-hundred percent (100%), a separate record shall be maintained of said Account balance.  The Participant’s vested interest at any time in this separate account shall be an amount equal to the formula P(AB+D)-D, where P is the vested percentage at the relevant time, AB is the Account balance at the relevant time, and D is the amount of the distribution (or withdrawal) made to the Participant.

6.4                               NORMAL RETIREMENT.  A Participant who is in the employment of the Employer at his Normal Retirement Date shall have a nonforfeitable interest in one hundred percent (100%) of his Account, if not otherwise one hundred percent (100%) vested under the vesting schedule in Section 6.1.  A Participant who continues employment with the Employer after his Normal Retirement Date shall continue to participate under the Plan.

6.5                               DISABILITY.  If a Participant incurs a Disability, the Participant shall have a nonforfeitable interest in one hundred percent (100%) of his Account, if not otherwise one hundred percent (100%) vested under the vesting schedule in Section 6.1.  Payment of such Participant’s Account balance shall be made at the time and in the manner specified in Article Seven, following receipt by the Administrator of the Participant’s written distribution request.

6.6                               EARLY RETIREMENT.  A Participant who separates from Service on or after the later of (i) the date the Participant attains age fifty-five (55) or (ii) the fifth (5th) anniversary of the Participant’s commencement of initial Plan participation shall have a nonforfeitable interest in one hundred percent (100%) of his Account, if not otherwise one hundred percent (100%) vested under the vesting schedule in Section 6.1

ARTICLE SEVEN—MANNER AND TIME OF DISTRIBUTING BENEFITS

7.1                               MANNER OF PAYMENT.  Subject to the provisions of Section 7.5 and/or Section 7.9, the Participant’s vested Account shall be distributed to the Participant (or to the Participant’s Beneficiary in the event of the Participant’s death) by either of the following methods, as elected by the Participant or, when applicable, the Participant’s Beneficiary:

(a)           in a single lump-sum payment; or

(b)                                 provided the Participant’s vested Account exceeds $3,500 (or, effective for Plan Years beginning after December 31, 1997, $5,000), in periodic installments (at least annual), subject to the minimum distribution rules of Section 7.4; or

(c)                                  by purchase of a nontransferable annuity from an insurance company; or

(d)                                 to the extent the Participant’s vested Account is invested in Employer Stock, in a single payment in the form of whole shares of Employer Stock, with any fractional shares, and the cash and cash equivalent portions of such Stock, being distributed in cash.

7.2                               TIME OF COMMENCEMENT OF BENEFIT PAYMENTS.  Subject to the following provisions of this Section, unless the Participant elects otherwise, distribution of the Participant’s vested Account shall be made or commence no later than the sixtieth (60) day after the later of the close of the Plan Year in which:  (a) the Participant attains age sixty-five (65) (or Normal Retirement Date, if earlier) or (b) the date the Participant terminates Service with the Employer.

Notwithstanding the foregoing, if the Participant’s vested Account does not exceed $3,500 (or, effective for Plan Years beginning after December 31, 1997, $5,000), the Participant’s vested Account shall be distributed to the Participant (or, in the event of the Participant’s death, his Beneficiary) in a lump-sum payment as soon as administratively practicable following the date the Participant retires, dies or otherwise separates from Service.

Notwithstanding any provision contained herein to the contrary, a Participant who is not vested in any portion of his Account balance attributable to Employer contributions shall be deemed to have received distribution of such portion of his Account as of the end of the Plan Year following the Plan Year in which he separates from Service.

For years beginning after December 31, 1996, in no event shall distribution of the Participant’s vested Account be made or commence later than the April 1st following the end of the calendar year in which the Participant attains age seventy and one-half (70½), or, except for a Participant who is a five percent (5%) owner of the Employer (within the meaning of Section 401(a)(9) of the Code), if later, the April 1st following the calendar year in which the Participant retires or otherwise separates from Service.  In addition, any Participant attaining age seventy and one-half (70½) may elect to receive distribution of his vested Account in accordance with the provisions of this Article Seven.

7.3                               FURNISHING INFORMATION.  Prior to the payment of any benefit under the Plan, each Participant or Beneficiary may be required to complete such administrative forms and furnish such proof as may be deemed necessary or appropriate by the Employer, Administrator, and/or Trustee.

7.4                               MINIMUM DISTRIBUTION RULES FOR INSTALLMENT PAYMENTS.  If a distribution is made in installments the following rules shall apply:

(a)                                  Payments to Participant or to Participant and Surviving Spouse.  Payment shall commence no later than a date provided for in Section 7.2.  The amount to be distributed each year shall be at least equal to the vested balance in the Participant’s Account as of the preceding Valuation Date multiplied by the following fraction:  the numerator shall be one (1) and the denominator shall be the life expectancy of the Participant (or the joint life expectancies of the Participant and the Participant’s spouse) determined as of the Valuation Date preceding the first payment and reduced by one for each succeeding year.

(b)                                 Payments to Participant and Non-Spouse Beneficiary.  Payment shall commence no later than a date provided for in Section 7.2.  The amount to be distributed each year shall be at least equal to the vested balance in the Participant’s Account as of the preceding Valuation Date multiplied by the following fraction:  the numerator shall be one (1) and the denominator shall be the joint life expectancies of the Participant and the Participant’s Beneficiary computed as of the Valuation Date preceding the first payment and reduced by one (1) for each succeeding year.  Payments shall be restricted under this option to insure compliance with the minimum distribution incidental death benefit requirement of Section 401(a)(9) of the Code and the regulations promulgated thereunder.

(c)                                  Payments to Beneficiary.  Payment shall commence no later than a date provided for in Section 7.8.  The amount to be distributed each year shall be at least equal to the vested balance in the Participant’s Account as of the preceding Valuation Date multiplied by the following fraction:  the numerator shall be one (1) and the denominator shall be the life expectancy of the Participant’s Beneficiary computed as of the Valuation Date preceding the first payment and reduced by one (1) for each succeeding year.

(d)                                 Recalculation of Life Expectancy.  If distribution is to be made over the life expectancy of the Participant or, where the Participant’s spouse is his Beneficiary, the life expectancy of the Participant’s surviving spouse, or the joint life expectancies of the Participant and his spouse, such life expectancy or joint life expectancies shall not be recalculated.

7.5                               JOINT AND SURVIVOR ANNUITY.  Notwithstanding the foregoing provisions of this Article Seven, except for the portion of the Participant’s vested Account, if any, which is payable in the form of whole shares of Employer Stock pursuant to Section 7.1(d), the provisions of this Section 7.5 shall apply to any distribution made to a Participant following his retirement or other termination of employment.

(a)                                  Annuity Form of Payment:  If distribution of a Participant’s vested Account balance commences during his lifetime, his vested Account shall be applied to the purchase of a “single life annuity” for a Participant who is unmarried as of his benefit commencement date, or if the Participant is married as of his benefit commencement date, applied to the purchase of a “qualified joint and survivor annuity”.

A “qualified joint and survivor annuity” is an immediate annuity for the life of the Participant with a survivor annuity for the life of the spouse which is not less than fifty percent (50%), and not more than one hundred percent (100%), of the amount of the annuity which is payable during the joint lives of the Participant and his spouse.

A “single life annuity” is an annuity for the life of the Participant.

(b)                                 Waiver of Annuity:  The Participant may, at any time during the “election period”, elect to waive the annuity form of payment described above and elect either an optional form of payment set forth under Section 7.1 or elect an alternative form of annuity payment provided under the Plan.  These additional annuity options include for a married Participant a single life annuity, and for an unmarried Participant a joint and 50%, 75% or 100% survivor annuity.

The “election period” under this Section shall be the ninety (90)-day period prior to the “annuity starting date,” which date shall be the first day of the first period in which an amount is payable as an annuity or, if such benefit is not payable as an annuity, the first day on which the Participant may begin to receive distribution from the Plan.

An election to waive the applicable annuity form of payment under the Plan must be made in writing in a form acceptable to the Administrator.  In addition, an election by a married Participant to waive the qualified joint and survivor annuity shall not take effect unless (1) the Participant’s spouse consents in writing to the election, (2) the election designates a specific alternate Beneficiary, if applicable, including any class of Beneficiaries or any contingent Beneficiaries, which may not be changed without spousal consent (unless the Participant’s spouse expressly permits designations by the Participant without any further spousal consent), (3) the spouse’s consent acknowledges the effect of the election, and (4) the spouse’s consent is witnessed by a notary public.  In addition, the Participant’s waiver of a qualified joint and survivor annuity shall not be effective unless the election designates a form of benefit payment which may not be changed without spousal consent (or the Participant’s spouse expressly permits designation by the Participant without any further spousal consent).  Notwithstanding the foregoing, spousal consent hereunder shall not be required if it is established to the satisfaction of the Administrator that the spouse’s consent cannot be obtained because such spouse cannot be located, or because of such other circumstances as may be prescribed in regulations pursuant to Section 417 of the Code.

Any consent by a spouse obtained under this Section (or establishment that the consent of such spouse cannot be obtained) shall be effective only with respect to such spouse.  A consent that permits designations by the Participant without any requirement of further consent by such spouse must acknowledge that the spouse has the right to limit consent to a specific Beneficiary, and a specific form of benefit where applicable, and that the spouse voluntarily elects to relinquish either or both of such rights.  No consent obtained under this provision shall be valid unless the Participant has received notice as provided below.  In addition, any waiver made in accordance with this Section may be revoked at any time prior to the commencement of benefits under the Plan.  A Participant is not limited to the number of revocations or elections that may be made hereunder.

(c)                                  Notice Requirement:  The Administrator shall provide to each Participant, not more than ninety (90) days prior to the commencement of benefits, a written explanation of:

(1)                                  the terms and conditions of the qualified joint and survivor annuity or life annuity;

(2)                                  the Participant’s right to waive such applicable annuity and the effect of such waiver;

(3)                                  the rights of the Participant’s spouse regarding the required consent to an election to waive the qualified joint and survivor annuity; and

(4)                                  the right to make, and the effect of, a revocation of an election to waive the applicable annuity.

(d)                                 Restrictions:  Notwithstanding anything contained herein to the contrary, if the vested balance of the Participant’s Account does not exceed $3,500 (or, effective for Plan Years beginning after December 31, 1997, $5,000), distribution of the Participant’s vested Account shall be made in the form of a lump sum payment.  However, no distribution shall be made pursuant to this subsection after the first day of the first period for which an amount is received as an annuity unless the Participant and the Participant’s spouse, if applicable, consent in writing to such distribution.  For purposes of this subsection, “vested balance of a Participant’s Account” shall mean the aggregate value of a Participant’s vested Account balance attributable to Employer contributions, elective deferrals and rollover contributions, if applicable, whether vested before or upon the death of a Participant.

7.6          AMOUNT OF DEATH BENEFIT

(a)                                  Death Before Termination of Employment.  In the event of the death of a Participant while in the employ of the Employer, vesting in the Participant’s Account shall be one hundred percent (100%), if not otherwise one hundred percent (100%) vested under Section 6.1, with the credit balance of the Participant’s Account being payable to his Beneficiary.

(b)                                 Death After Termination of Employment.  In the event of the death of a former Participant after termination of employment, but prior to the complete distribution of his vested Account balance under the Plan, the undistributed vested balance of the Participant’s Account shall be paid to the Participant’s Beneficiary.

7.7                               DESIGNATION OF BENEFICIARY.  Each Participant shall file with the Administrator a designation of Beneficiary to receive payment of any death benefit payable hereunder if such Beneficiary should survive the Participant.  However, no Participant who is married shall be permitted to designate a Beneficiary other than his spouse unless the Participant’s spouse has signed a written consent witnessed by a notary public, which provides for the designation of an alternate Beneficiary.

Subject to the above, Beneficiary designations may include primary and contingent Beneficiaries, and may be revoked or amended at any time in similar manner or form, and the most recent designation shall govern.  A designation of a Beneficiary made by an unmarried Participant shall cease to be effective upon his marriage.  In the absence of an effective designation of Beneficiary, the Participant’s vested Account shall be paid to the surviving spouse of the Participant, or, if no surviving spouse, to the Participant’s surviving issue, by right of representation, or, if none, to the Participant’s surviving parents, or, if none, to the Participant’s surviving brothers and sisters and nephews and nieces who are children of deceased brothers and sisters, or, if none, to the Participant’s estate.  Notification to Participants of the death benefits under the Plan and the method of designating a Beneficiary shall be given at the time and in the manner provided by regulations and rulings under the Code.

In the event of the death of a Beneficiary who has become entitled to receive benefits under the Plan, any benefits remaining to be paid to the Beneficiary shall be paid to his estate.

7.8                               DISTRIBUTION OF DEATH BENEFITS.  Subject to the provisions of Section 7.2 and 7.9 below, if applicable, the Beneficiary shall be allowed to designate the mode of receiving benefits in accordance with Section 7.1, unless the Participant had designated a method in writing and indicated that the method was not revocable by the Beneficiary.

(a)                                  Distribution Beginning Before Death.  If the Participant dies after distribution of his vested Account has commenced, any survivor’s benefit must be paid at least as rapidly as under the method of payment in effect at the time of the Participant’s death.

(b)                                 Distribution Beginning After Death.  If the Participant dies before distribution of his vested Account has commenced, distribution of the Participant’s vested Account shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death, except as provided below:

(i)                                     if any portion of the Participant’s vested Account is payable to a designated Beneficiary, and if distribution is to be made over the life or over a period certain not greater than the life expectancy of the designated Beneficiary (pursuant to the provisions of Section 7.1 above) such payments shall commence on or before December 31 of the calendar year immediately following the calendar year in which the Participant died;

(ii)                                  if the designated Beneficiary is the Participant’s surviving spouse, the date distribution is required to begin shall not be earlier than the later of (A) December

31 of the calendar year immediately following the calendar year in which the Participant died and (B) December 31 of the calendar year in which the Participant would have attained age seventy and one-half (70½).

For purposes of this paragraph (b), if the surviving spouse dies after the Participant, but before payments to such spouse begin, the provisions of this paragraph, with the exception of paragraph (ii) herein, shall be applied as if the surviving spouse were the Participant.

Notwithstanding the foregoing, if the Participant has no designated Beneficiary (within the meaning of Section 401(a)(9) of the Code and the regulations thereunder), distribution of the Participant’s vested Account must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

7.9                               QUALIFIED PRE-RETIREMENT SURVIVOR ANNUITY.  Notwithstanding the foregoing provisions of this Article Seven, the provisions of this Section 7.9 shall apply in the event a Participant dies before distribution of benefits has commenced and is survived by his spouse.

(a)                                  If a Participant dies before distribution of benefits has commenced and is survived by his spouse, his vested Account balance, if payable to the Participant’s surviving spouse, shall be applied to the purchase of an annuity for the life of the Participant’s surviving spouse.  The Participant’s surviving spouse may commence the payment of the qualified pre-retirement survivor annuity under this Section within a reasonable period following the Participant’s death.

(b)                                 The Participant may elect to waive such survivor annuity death benefit during the period commencing on the first day of the Plan Year in which the Participant attains age thirty-five (35) (or the date he terminates employment, if earlier) and ending on the date of his death.  Any such election, however, shall not take effect unless it is accompanied by the written consent of the Participant’s spouse, which consent acknowledges the effect of such election and is witnessed by a notary public.  A Participant who will not yet attain age thirty-five (35) as of the end of any current Plan Year may make a special qualified election to waive the qualified pre-retirement survivor annuity for the period beginning on the date of such election and ending on the first day of the Plan Year in which the Participant will attain age thirty-five (35).  Such election shall not be valid unless the Participant receives a written explanation of the qualified pre-retirement survivor annuity in such terms as are comparable to the explanation required under Section 7.9(c).  Qualified pre-retirement survivor annuity coverage shall be reinstated automatically as of the first day of the Plan Year in which the Participant attains age thirty-five (35).  Any new waiver on or after such date shall be subject to the full requirements of this Section.

The election to waive such survivor annuity death benefit must be made in writing in a form acceptable to the Administrator and must include the Participant’s designation of a Beneficiary.  The designation of a Beneficiary may not be changed unless a new consent is signed by the Participant’s spouse.

In the event of such an election, hereunder, any death benefit shall be paid to the Participant’s Beneficiary in a manner selected by the Beneficiary or Participant subject to the provisions of Section 7.8.

(c)                                  The Administrator shall furnish to each Participant, subject to the provisions of this Section 7.9, a written explanation of:  (1) the terms and conditions of the survivor annuity death benefit; (2) the Participant’s right to make, and the effect of, an election to waive the survivor annuity death benefit, and to revoke such election; and (3) the right of the Participant’s spouse to prevent such an election by withholding the necessary consent.  Such explanation shall be provided to the Participant within the period beginning on the later of the first day of the Plan Year in which the Participant attains age thirty-two (32) and ending on the last day of the Plan Year preceding the Plan Year in which the Participant attains age thirty-five (35), or within a reasonable period after the Participant commences participation in the Plan, or after the Participant separates from Service if the Participant has not attained age thirty-five (35) at the time of his separation from Service.

For purposes of the preceding paragraph, a “reasonable period” shall mean the end of the two (2)-year period beginning one (1) year prior to the date the applicable event occurs, and ending one (1) year after that date.  In the case of a Participant who separates from Service before the Plan Year in which age thirty-five (35) is attained, notice shall be provided within the two (2) year period beginning one (1) year prior to separation and ending one (1) year after separation.  If such a Participant thereafter returns to employment with the Employer, the applicable period for such Participant shall be redetermined.

Following the Participant’s death, if such death benefit is to be paid to the Participant’s surviving spouse in the form of a survivor annuity, the surviving spouse may elect to waive the survivor annuity and receive any optional form of death benefit available under the Plan.

Notwithstanding the foregoing, the provisions of this Section shall not apply if the vested balance of the Participant’s Account does not exceed $3,500 (or, effective for Plan Years beginning after December 31, 1997, $5,000).

7.10                        ELIGIBLE ROLLOVER DISTRIBUTIONS.  Notwithstanding the foregoing provisions of this Article Seven, the provisions of this Section 7.10 shall apply to distributions made under the Plan.

(a)                                  A distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

(b)                                 Definitions:

(i)                                     Eligible Rollover Distribution.  An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include:  any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated Beneficiary, or for a specified period of ten (10) years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; any withdrawals of elective deferrals pursuant to Section 8.2; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

(ii)                                  Eligible Retirement Plan.  An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code or a qualified trust described in Section 401(a) of the Code, that accepts the distributee’s eligible rollover distribution.  However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

(iii)                               Distributee.  A distributee includes an Associate or former Associate.  In addition, the Associate’s or former Associate’s surviving spouse and the Associate’s or former Associate’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

(iv)                              Direct Rollover.  A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

(c)                                  If a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than thirty (30) days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

(i)                                     the Administrator clearly informs the Participant that the Participant has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

(ii)                                  the Participant, after receiving the notice, affirmatively elects a distribution.

(d)                                 Effective January 1, 1997, if a distribution is one to which Sections 401(a)(11) and 417 of the Code applies, the distribution may commence less than thirty (30) days, but not less than seven (7) days, after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that the requirements of paragraphs (c)(i) and (c)(ii) above are satisfied with respect to both the Participant and the Participant’s spouse, if applicable.

ARTICLE SEVEN A—SPECIAL EMPLOYER STOCK PROVISIONS

7A.1                      VALUATION OF EMPLOYER STOCK.  The Administrator or Trustee shall ascertain the value of Employer Stock in accordance with the requirements of Section 401(a)(28) of the Code and the applicable regulations promulgated thereunder.  All valuations relied upon for purposes of any purchase, exchange or distribution by the Plan of Employer Stock not readily tradable on an established securities market shall be made by an independent appraiser meeting requirements similar to those contained in Treasury Regulations pursuant to Section 170(a)(1) of the Code.  The Administrator’s records shall reflect the tax cost or adjusted basis of all shares of Employer Stock acquired pursuant to the Plan.

7A.2                      ALLOCATION OF EMPLOYER STOCK PURCHASED WITH PROCEEDS OF ASOP LOAN.  Pursuant to the provisions of Article Nine, the Trustee may be directed by the Employer to borrow money for the purpose of acquiring shares of Employer Stock.  While any such ASOP Loan or portion thereof remains outstanding, such shares of Employer Stock shall be held in a suspense account and shall be allocated among the ASOP Accounts of Participants, in accordance with the provisions of Article Nine, at such time and in such amounts as the ASOP Loan has been reduced by principal payments, or if appropriate, principal and interest payments.  For purposes of Article Twelve, the Annual Addition of each Participant for any Plan Year in which allocations are made pursuant to the provisions of this Section 7A.2 shall be calculated by reference to the amount of Employer contributions applied to payments under the ASOP Loan, rather than to the current value of shares of Employer Stock released from the suspense account.

7A.3                      PRIVILEGES AND RESTRICTIONS ON EMPLOYER STOCK; IN GENERAL.  Subject to Section 7A.4, any shares of Employer Stock contributed to or otherwise acquired by the Trust or distributed to a Participant, Former Participant or Beneficiary pursuant to the Plan may be made subject to such lawful rights, privileges or restrictions as the Employer may, from time to time, confer or impose, including, without limitation, a right on the part of the distributee to cause the Employer to purchase the securities or any portion thereof, a right of first refusal in the Employer or the Trust to purchase all or any portion of the securities thereof from the distributee, and restrictions on transfer whether arising under applicable securities laws or otherwise; provided, however, that the Employer shall not confer any such rights or privileges or impose any such restrictions in a manner that discriminates in favor of Participants who are Highly-Compensated Associates.  The Employer shall from time to time notify the Administrator and the Trustee of any rights, privileges or restrictions that will be applicable to shares of securities contributed to, acquired by, or distributed from the Trust.

7A.4                      PRIVILEGES AND RESTRICTIONS APPLICABLE TO SECURITIES ACQUIRED WITH ASOP LOAN.  Notwithstanding any other provision of the Plan or the Trust Agreement, the following terms or conditions shall at all times apply to any shares of Employer Stock acquired with proceeds of an ASOP Loan:

(a)                                  Right of First Refusal.  Shares of Employer Stock acquired with the proceeds of an ASOP Loan may, but need not be, subject to a right of first refusal which meets the requirements of this paragraph (a).  Securities subject to a right must be stock or an equity security, or a debt security convertible into stock or an equity security, and must not be publicly traded at the time the right may be exercised.  The right of first refusal may be in favor of the Employer, the Trust or both in any order of priority.  The selling price and other terms under the right must not be less favorable to the seller than the greater of the value of the security determined under Treasury Regulations Section 54.4975-11(d)(5), or the purchase price and other terms offered by a buyer, other than the Employer or the Trust, making a good faith offer to purchase the security.  The right of first refusal must lapse no later than 14 days after the security holder gives to the holder of the right written notice that an offer by a third party to purchase the security has been received.

(b)                                 Put Option.  Shares of Employer Stock acquired with the proceeds of an ASOP Loan must be subject to a put option, if at the time of their distribution such shares are either subject to a trading limitation, or is not publicly traded.  For purposes of this paragraph (b), a “trading limitation” on a security is a restriction under any federal or state securities law, any regulation thereunder, or an agreement, not prohibited by Treasury Regulations Section 54.4975-7(b) affecting the security so as to make the security not as freely tradable as one not subject to such a restriction.  The put option must be exercisable only by a Participant, former Participant or Beneficiary (any and all such persons being hereinafter in this Section 7.4A referred to generally as the “Participant”) or by any donee of the Participant or by a person to whom the security passes by reason of a Participant’s death.  The put option must permit a Participant to put the security to the Employer, and it may grant the Trust an option to assume the rights and obligations of the Employer at the time that the put option is exercised, but under no circumstances may the put option bind the Trust.  If federal or state law will be violated by the Employer’s honoring such a put option, the put option must permit the security to be put, in a manner consistent with such law, to a third party (for example, but without limitation, to a related employer or a shareholder other than the Trust) that has substantial net worth at the time the ASOP Loan is made and whose net worth is reasonably expected to remain substantial.

(c)                                  Duration of Put Option:

(1)                                  General Rule.  A put option may be exercisable at any time during a period which includes at least (A) sixty (60) days beginning on the date the security subject to the put option is distributed by the Trustee and (B) sixty (60) days in the next following Plan Year, in accordance with regulations issued pursuant to Section 409 of the Code.

(2)                                  Special Rule.  In the case of a security that is publicly traded without restrictions when distributed, but ceases to be so traded within the put option period(s) set forth in subparagraph (1), the Employer must notify each security holder in writing on or before the tenth (10th) day after the date the security ceases to be so traded that during the remainder of such period(s) the security is subject to a put option.  The number of days between such tenth (10th) day and the date on which notice is actually given, if later than the tenth (10th) day, must be added to the duration of the put option.  The notice must inform distributees of the terms of the put options that they are to hold.

(d)                                 Other Put Option Provisions.

(1)                                  Manner of Exercise.  A put option is exercised by the holder’s notifying the Employer in writing that the put option is being exercised.

(2)                                  Time Excluded from Duration of Put Option.  The period during which a put option is exercisable does not include any time when a distributee is unable to exercise it because the party bound by the put option is prohibited from honoring it by applicable federal or state law.

(3)                                  Price.  The price at which a put option must be exercisable is the value of the security, as determined under Treasury Regulations Section 54.4975-11(d)(5).

(4)                                  Payment Terms.  The provisions for payment under a put option must provide that the Employer, or the Trust if the Plan so elects, shall repurchase the shares of Employer Stock as follows:

(A)                              If the distribution constitutes a total distribution within the meaning of Section 409(h)(5) of the Code, payment of the fair market value of the repurchased shares shall be made in five (5) substantially equal annual payments, of which the first shall be paid not later than thirty (30) days after the Participant exercises the put option.  The purchaser shall pay a reasonable rate of interest and provide adequate security on amounts not paid after thirty (30) days.

(B)                                If the distribution does not constitute a total distribution, the purchaser shall pay the Participant an amount equal to the fair market value of the shares repurchased no later than thirty (30) days after the Participant exercises the put option.

(5)                                  Payment Restrictions.  Payment under a put option must not be restricted by the provisions of an ASOP Loan or any other arrangement, including the terms of the Employer’s Articles of Incorporation, unless so required by applicable law.

(e)                                  Nonterminable Provisions.  The foregoing provisions of this Section 7A.4 shall not terminate, notwithstanding the repayment of an ASOP Loan or the cessation of treatment of this Plan as an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code.

7A.5                      VOTING EMPLOYER STOCK.  Each Participant (or Beneficiary) shall be entitled to direct the Trustee as to the manner in which shares of Employer Stock then allocated to his Account shall be voted on all matters presented for a vote to shareholders.  Each Participant (or Beneficiary) who is so entitled shall be provided with a proxy statement and other materials provided to the applicable shareholders in connection with each shareholder meeting, together with a form upon which voting instructions may be given to the Trustee.  Any allocated Employer Stock with respect to which voting instructions are not given (by the Participant or Beneficiary), and any shares of Employer Stock which are not then allocated to Participant’s Accounts, shall be voted in the manner determined by the Administrator.

ARTICLE EIGHT—LOANS AND IN-SERVICE WITHDRAWALS

8.1          LOANS.

(a)                                  Permissible Amount and Procedures.  Effective October 19, 2000, the Administrator may, in accordance with a uniform and nondiscriminatory policy, direct the Trustee to grant a loan to the Participant, which loan shall be secured by the Participant’s vested Account balance (excluding, however, any  portion of the Participant’s vested Account which is a part of the ASOP Fund).  The Participant’s signature shall be required on a promissory note.  In addition, if the Participant is married, such Participant’s spouse shall be required to consent in writing to the making of the loan.  Such written consent must (1) be obtained within the ninety (90)-day period preceding the granting of the loan, (2) acknowledge the effect of the loan, and (3) be witnessed by a notary public.  Such consent shall thereafter be binding with respect to the consenting spouse or any subsequent spouse with respect to that loan.  In determining a rate of interest on such loan, the Administrator may refer to the rate of interest used for obligations of a comparable nature by commercial lending institutions within a radius of fifty (50) miles of the Employer’s principal place of business.  Participant loans shall be treated as segregated investments, and interest repayments shall be credited only to the Participant’s Account.

(b)                                 Limitation on Amount of Loans.  A Participant’s loan shall not exceed the lesser of:

(1)                                  $50,000, which amount shall be reduced by the highest outstanding loan balance during the preceding twelve (12)-month period; or

(2)                                  one-half (½) of the vested value of the Participant’s Account, determined as of the Valuation Date preceding the date of the Participant’s loan.

Any loan must be repaid within five (5) years, unless made for the purpose of acquiring the primary residence of the Participant, in which case such loan may be repaid over a longer period of time not to exceed ten (10) years.  The repayment of any loan must be made in at least quarterly installments of principal and interest; provided, however, that this requirement shall not apply for a period, not longer than one year, that a Participant is on a leave of absence (“Leave”), either without pay from the Employer or at a rate of pay (after income and employment tax withholding) that is less than the amount of the installment payments required under the terms of the loan.  However, the loan must be repaid by the latest date permitted under Section 72(p)(2)(B) of the Code and the installments due after the Leave ends (or, if earlier, upon the expiration of the first year of the Leave) must not be less than those required under the terms of the original loan.

If a Participant defaults on any outstanding loan, the unpaid balance, and any interest due thereon, shall become due and payable in accordance with the terms of the underlying promissory note; provided, however, that such foreclosure on the promissory note and attachment of security shall not occur until a distributable event occurs in accordance with the provisions of Article Seven.

If a Participant terminates employment while any loan balance is outstanding, the unpaid balance, and any interest due thereon, shall become due and payable in accordance with the terms of the underlying promissory note.  If such amount is not paid to the Plan, it shall be charged against the amounts that are otherwise payable to the Participant or the Participant’s Beneficiary under the provisions of the Plan.

Notwithstanding the foregoing provisions of this Section, no loan shall be made to any Participant who is a five percent (5%) or greater shareholder-employee of an electing small business (Subchapter S) corporation, an owner of more than ten percent (10%) of either the capital interest or the profits interest of an unincorporated Employer, or a family member (as defined in Section 267(c)(4) of the Code) of such Participant, unless an exemption for the loan is obtained pursuant to Section 408 of the Employee Retirement Income Security Act of 1974, as amended.

In the case of a Participant who has loans outstanding from other plans of the Employer (or a member of the Employer’s related group (within the meaning of Section 2.5(b)), the Administrator shall be responsible for reporting to the Trustee the existence of said loans in order to aggregate all such loans within the limits of Section 72(p) of the Code.

8.2                               HARDSHIP DISTRIBUTIONS.  In the case of a financial hardship resulting from a proven immediate and heavy financial need, a Participant may, with his spouse’s written and notarized consent, if applicable, receive a distribution not to exceed the lesser of (i) the value of the Participant’s Pre-Tax (401(k)) Contributions Account, without regard to earnings thereon and without regard to any “fail safe” contributions made under Section 11.02, or (ii) the amount necessary to satisfy the financial hardship.  The amount of any such immediate and heavy financial need may include any amounts necessary to pay Federal, state or local income taxes reasonably anticipated to result from the distribution.  Such distribution shall be made in accordance with nondiscriminatory and objective standards consistently applied by the Administrator.

Hardship distributions under this Section shall be deemed to be the result of an immediate and heavy financial need if such distribution is to (a) pay expenses for medical care (as described in Section 213(d) of the Code) previously incurred by the Participant, the Participant’s spouse, or any dependents of the Participant (as defined in Section 152 of the Code), or to permit the Participant, the Participant’s spouse, or any dependents of the Participant to obtain such medical care, (b) purchase the principal residence of the Participant (excluding mortgage payments), (c) pay tuition and related educational fees for the next twelve (12) months of post-secondary education for the Participant, Participant’s spouse, or any of the Participant’s dependents or (d) prevent the eviction of the Participant from his principal residence or foreclosure on the Participant’s principal residence.  In addition, any hardship distribution hereunder shall only be made provided that the funds for such hardship are not available from other financial resources of the Participant, the Participant’s spouse or the Participant’s minor children.  Distributions paid pursuant to this Section shall be deemed to be made as of the Valuation Date immediately preceding the hardship distribution, and the Participant’s Account shall be reduced accordingly.

The provisions of this Section (relating to hardship distributions) are intended to comply with Treasury Regulations issued under Section 401(k) of the Code, and shall be so interpreted.

8.3                               WITHDRAWALS AFTER AGE 59½.  After attaining age fifty-nine and one-half (59½), a Participant, by giving written notice to the Administrator, may, with his spouse’s written and notarized consent, if applicable, withdraw from the Plan a sum (a) not in excess of the credit balance of his Pre-Tax (401(k)) Contributions Account, his vested Profit Sharing Account, his vested ASOP Profit Sharing Account, and his vested Matching Contributions Account (to the extent derived from Employer matching contributions made prior to January 1, 1996) and (b) not less than such minimum amount as the Administrator may establish from time to time to facilitate administration of the Plan.  Any such withdrawals shall be made in accordance with nondiscriminatory and objective standards consistently applied by the Administrator.

8.4                               WITHDRAWALS OF ROLLOVER CONTRIBUTIONS.  A Participant, by giving written notice to the Administrator, may, with his spouse’s written and notarized consent, if applicable, withdraw from the Plan a sum (a) not in excess of the credit balance of the Participant’s Rollover Account and (b) not less than such minimum amount as the Administrator may establish from time to time to facilitate administration of the Plan.  Any such withdrawals shall be made in accordance with nondiscriminatory and objective standards consistently applied by the Administrator.

8.5                               DIVERSIFICATION.  The provisions of this Section 8.5 shall apply to any Participant who has attained age fifty-five (55) and who has completed at least ten (10) years of participation in the Plan, excluding any period prior to December 1, 1995 (a “Qualified Participant”).

Each Qualified Participant shall be permitted to direct the Plan as to the diversification of twenty-five percent (25%) of the value of the vested portion of the Participant’s ASOP Accounts in the manner provided below, within ninety (90) days after the last day of each Plan Year during the Participant’s “Qualified Election Period.”  For this purpose, “Qualified Election Period” shall mean the six (6) Plan Year period beginning with the Plan Year in which the Participant first became a Qualified Participant.  Within ninety (90) days after the close of the last Plan Year in the Participant’s Qualified Election Period, a Qualified Participant may direct the Plan as to the diversification of fifty percent (50%) of the value of the vested portion of such ASOP Accounts.

A Qualified Participant’s diversification election shall be provided to the Administrator in writing and may specify either of the options set forth below.

(i)                                     At the election of the Qualified Participant, the Plan shall distribute, in a single sum cash distribution (notwithstanding Section 409(d) of the Code) the portion of the Participant’s Accounts (that are subject to the diversification election described in this Section 8.5), within ninety (90) days after the last day of the period during which the election can be made.

(ii)                                  A Qualified Participant who has a right to elect to receive a cash distribution under (i) above may elect instead to transfer the portion of the Participant’s Accounts that are distributable in cash and covered by such election from the ASOP Fund to one or more of the other investment funds available under the Plan.  Such investment change shall be made no later than ninety (90) days after the last day of the period during which the election can be made.

ARTICLE NINE—ASOP LOANS

9.1                               ASOP LOANS.  Provided the provisions of this Article are satisfied, an ASOP Loan may be made to the Plan by a “Disqualified Person” (as defined by Section 4975(e)(2) of the Code), or may be guaranteed by a Disqualified Person.  An ASOP Loan may be a direct loan of cash, a purchase-money transaction, or an assumption of the obligations of the Plan.  The term guarantee includes an unsecured guarantee and the use of assets of a Disqualified Person as collateral for a loan, even though the use of assets may not be a guarantee under applicable state law.  An amendment of a loan solely in order to qualify as a loan meeting the requirements hereunder shall not be deemed a refinancing of the loan or the making of another loan.

9.2                               PRIMARY BENEFIT REQUIREMENT.  An ASOP Loan made or guaranteed by a Disqualified Person must be primarily for the benefit of the Participants and their Beneficiaries.

The terms of an ASOP Loan, whether or not between independent parties shall, at the time the ASOP Loan is made, be at least as favorable to the Plan as the terms of a comparable loan resulting from arm’s length negotiations between independent parties.  The interest rate shall not be in excess of a reasonable rate.

9.3                               USE OF ASOP LOAN PROCEEDS.  The proceeds of an ASOP Loan made or guaranteed by a Disqualified Person shall be used within a reasonable time after their receipt by the Plan only for any or all of the following purposes:

(a)                                  To acquire shares of Employer Stock;

(b)                                 to repay such ASOP Loan; or

(c)                                  to repay a prior ASOP Loan meeting the requirements of this Article.  A new ASOP Loan, the proceeds of which are so used, must satisfy the provisions of this Article.

Except as provided herein, or as otherwise required by applicable law, no security acquired with the proceeds of an ASOP Loan described in this Article shall be subject to put, call or other option, or buy-sell or similar arrangement while held by and when distributed from the Plan, whether or not the Plan is then an employee stock ownership plan.

9.4                               LIABILITY AND COLLATERAL OF PLAN FOR ASOP LOAN.  An ASOP Loan shall be without recourse against the Plan.  Furthermore, the only asset of the Plan that shall be given as collateral is shares of Employer Stock which were either acquired with the proceeds of the ASOP Loan or used as collateral on a prior ASOP Loan meeting the requirements of this Article, and repaid with the proceeds of the current ASOP Loan.  No person entitled to payment under the ASOP Loan shall have any right to assets of the Plan other than:

(a)                                  collateral given for the ASOP Loan;

(b)                                 cash contributions that are made under the Plan to meet its obligations under the ASOP Loan; and

(c)                                  earnings attributable to such collateral and the investment of such cash contributions.

The payments made with respect to an ASOP Loan by the Plan during a Plan Year shall not exceed an amount equal to the sum of such contributions and earnings received during or prior to the year less such payments in prior years.  Such contributions and earnings shall be accounted for separately in books of account of the Plan until the ASOP Loan is repaid.

9.5                               DEFAULT.  In the event of default on an ASOP Loan, the value of Plan assets transferred in satisfaction of the ASOP Loan shall not exceed the amount of default.  If the lender is a Disqualified Person, the ASOP Loan shall provide for a transfer of Plan assets upon default only upon, and to the extent of, the failure of the Plan to meet the payment schedule of the ASOP Loan.  For purposes of this Section, the making of a guarantee does not make a person a lender.

9.6                               RELEASE OF COLLATERAL FOR ASOP LOAN

(a)                                  General Rule.  In general, an ASOP Loan shall provide for the release from encumbrance of Plan assets used as collateral for the ASOP Loan.  For each Plan Year during the duration of the ASOP Loan, the number of shares of Employer Stock released shall equal the number of shares then encumbered under the ASOP Loan multiplied by a fraction as follows:  the numerator of the fraction shall be the amount of principal and interest paid on the ASOP Loan for such Plan Year; the denominator of the fraction shall be the sum of the numerator plus the principal and interest to be paid for all future years.  The number of future years under the ASOP Loan shall be definitely ascertainable and shall be determined without taking into account any possible extensions or renewal periods.  If the interest rate under the ASOP Loan is variable, the interest to be paid in future years shall be computed by using the interest rate applicable as of the end of the Plan Year.  Where ASOP Loan payments for a Plan Year are made in semiannual or more frequent (“periodic”) installments, the shares of Employer Stock required to be released for the Plan Year shall likewise be released in periodic installments reflecting such payments. The number of shares released in those installments, other than the last periodic payment in any Plan Year, shall be determined, in the case of each such payment, by reference to the principal and interest amounts included in such payment and by determining future payments on the basis of the interest rate applicable at the time of such payment  The number of shares released in the last installment for the Plan Year shall be the total number of shares required to be released for the Plan Year less the number of shares released in prior installments during the Plan Year.  If collateral includes more than one class of securities, the number of securities of each class to be released for a Plan Year shall be determined by applying the same fraction to each class.

(b)                                 Special Rule.  Release of Employer Stock from encumbrance may be determined solely with reference to principal payments made during the Plan Year, provided:

(i)                                     the ASOP Loan shall provide for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for ten (10) years;

(ii)                                  interest included in any ASOP Loan payment shall be disregarded only to the extent that it would be determined to be interest under standard loan amortization tables; and

(iii)                               Employer Stock shall not be released solely with respect to principal payments from such time as the sum of the expired duration period of the ASOP Loan, the renewal period, the extension period, and the duration of the new ASOP Loan exceeds ten years, by reason of a renewal, extension, or refinancing.

(c)                                  Suspense Account.  All assets acquired by the Plan with the proceeds of an ASOP Loan shall be added to and maintained in a suspense account.  They are to be withdrawn from the suspense account as if all securities in the suspense account were encumbered.  As of the end of each Plan Year, the Plan shall consistently allocate to the Participants’ Accounts securities or other non-monetary units representing Participants’ interest in assets withdrawn from the suspense account.

9.7                               INCOME.  Income with respect to shares of Employer Stock acquired with the proceeds of an ASOP Loan must be allocated as income of the Plan except to the extent that the use of income from such securities is used to repay the ASOP Loan.  Notwithstanding the foregoing, cash dividends on shares of Employer Stock allocated to a Participant’s ASOP Account shall be credited to that Participant’s Account, or may, in the sole discretion of the Employer, be distributed to the Participant within 90 days after the close of the Plan Year in which paid to the extent of the Participant’s vested interest in his or her total Account.  Cash dividends paid on shares of Employer Stock held in the suspense account shall be used to make payments on ASOP Loans the proceeds of which were used to acquire the shares with respect to which the dividends are paid, or shall be used to purchase additional shares of Employer Stock, or shall be credited to the suspense account.

ARTICLE TEN—ADMINISTRATION OF THE PLAN

10.1                        PLAN ADMINISTRATION.  The Employer shall be the Plan Administrator, hereinbefore and hereinafter called the Administrator, and “named fiduciary” (for purposes of Section 402(a)(1) of the Employee Retirement Income Security Act of 1974, as amended from time to time) of the Plan, unless the Employer, by action of its board of directors, shall designate a person or committee of persons to be the Administrator and named fiduciary.  The administration of the Plan, as provided herein, including a determination of the payment of benefits to Participants and their Beneficiaries, shall be the responsibility of the Administrator; provided, however, that the Administrator may delegate any of its powers, authority, duties or responsibilities to any person or committee of persons.  The Administrator shall have full discretion to interpret the terms of the Plan, to determine factual questions that arise in the course of administering the Plan, to adopt rules and regulations regarding the administration of the Plan, to determine the conditions under which benefits become payable under the Plan, and to make any other determinations that the Administrator believes are necessary and advisable for the administration of the Plan.  Any determination made by the Administrator shall be final and binding on all parties.

In the event more than one party shall act as Administrator, all actions shall be made by majority decisions.  In the administration of the Plan, the Administrator may (a) employ agents to carry out nonfiduciary responsibilities (other than Trustee responsibilities), (b) consult with counsel, who may be counsel to the Employer, and (c) provide for the allocation of fiduciary responsibilities (other than Trustee responsibilities) among its members.  Actions dealing with fiduciary responsibilities shall be taken in writing and the performance of agents, counsel and fiduciaries to whom fiduciary responsibilities have been delegated shall be reviewed periodically.

The expenses of administering the Plan and the compensation of all employees, agents, or counsel of the Administrator, including accounting fees, recordkeeper’s fees, and the fees of any benefit consulting firm, shall be paid by the Plan, or shall be paid by the Employer if the Employer so elects.  To the extent required by applicable law, compensation may not be paid by the Plan to full-time employees of the Employer.

In the event the Employer pays the expenses of administering the Plan, the Employer may seek reimbursement from the Plan for the payment of such expenses.  Reimbursement shall be permitted only for Plan expenses paid by the Employer within the last twelve (12)-month period.

The Administrator shall obtain from the Trustee, not less often than annually, a report with respect to the value of the assets held in the Trust Fund, in such form as may be required by the Administrator.

The Administrator shall administer the Plan and adopt such rules and regulations as, in the opinion of the Administrator, are necessary or advisable to implement and administer the Plan and to transact its business.

10.2        CLAIMS PROCEDURE

(a)                                  Pursuant to procedures established by the Administrator, claims for benefits under the Plan made by a Participant or Beneficiary (the “claimant”) must be submitted in writing to the Administrator.  Approved claims shall be processed and instructions issued to the Trustee or custodian authorizing payment as claimed.

If a claim is denied in whole or in part, the Administrator shall notify the claimant whose claim for benefit has been denied within ninety (90) days after receipt of the claim (or within one hundred eighty (180) days, if special circumstances require an extension of time for processing the claim, and provided written notice indicating the special circumstances and the date by which a final decision is expected to be rendered is given to the claimant within the initial ninety (90) day period).  If notification is not given in such period, the claim shall be considered denied as of the last day of such period and the claimant may request a review of the claim.

The notice of the denial of the claim shall be written in a manner calculated to be understood by the claimant and shall set forth the following:

(i)                                     the specific reason or reasons for the denial of the claim;

(ii)                                  the specific references to the pertinent Plan provisions on which the denial is based;

(iii)                               a description of any additional material or information necessary to perfect the claim, and an explanation of why such material or information is necessary; and

(iv)                              a statement that any appeal of the denial must be made by giving to the Administrator, within sixty (60) days after receipt of the denial of the claim, written notice of such appeal, such notice to include a full description of the pertinent issues and basis of the claim.

(b)                                 Upon denial of a claim in whole or part, the claimant (or his duly authorized representative) shall have the right to submit a written request to the Administrator for a full and fair review of the denied claim, to be permitted to review documents pertinent to the denial, and to submit issues and comments in writing.  Any appeal of the denial must be given to the Administrator within the period of time prescribed under (a)(iv) above.  If the claimant (or his duly authorized representative) fails to appeal the denial to the Administrator within the prescribed time, the Administrator’s adverse determination shall be final, binding and conclusive.

The Administrator may hold a hearing or otherwise ascertain such facts as it deems necessary and shall render a decision which shall be binding upon both parties.  The Administrator shall advise the claimant of the results of the review within sixty (60) days after receipt of the written request for the review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible but not later than one hundred twenty (120) days after receipt of the request for review.  If such extension of time is required, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension.  The decision of the review shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based.  The decision of the Administrator shall be final, binding and conclusive.

10.3                        TRUST AGREEMENT.  The Trust Agreement entered into by and between the Employer and the Trustee, including any supplements or amendments thereto, or any successor Trust Agreement, is incorporated by reference herein.

ARTICLE ELEVEN—SPECIAL COMPLIANCE PROVISIONS

11.1                        DISTRIBUTION OF EXCESS DEFERRAL AMOUNTS. Notwithstanding any other provision of the Plan, “Excess Deferral Amounts” (as defined below) (and income or loss allocable thereto, including all earnings, expenses and appreciation or depreciation in value, whether or not realized) shall be distributed no later than each April 15 to Participants who claim Excess Deferral Amounts for the preceding calendar year.

“Excess Deferral Amount” shall mean the amount of elective deferrals for a calendar year that the Participant designates to the Plan pursuant to the following procedure.  The Participant’s designation:  shall be submitted to the Administrator in writing no later than March 1; shall specify the Participant’s Excess Deferral Amount for the preceding calendar year; and shall be accompanied by the Participant’s written statement that if the Excess Deferral Amount is not distributed, it will, when added to amounts deferred under other plans or arrangements described in Section 401(k), 408(k) or 403(b) of the Code, exceed the limit imposed on the Participant by Section 402(g) of the Code for the year in which the deferral occurred.

An Excess Deferral Amount, and the income or loss allocable thereto, may be distributed before the end of the calendar year in which the elective deferrals were made.  A Participant who has an Excess Deferral Amount for a taxable year, taking into account only his elective deferrals under the Plan or any other plans of the Employer (including any member of the Employer’s related group (within the meaning of Section 2.5(b)) shall be deemed to have designated the entire amount of such Excess Deferral Amount.

11.2                        LIMITATIONS ON 401(k) CONTRIBUTIONS

(a)                                  Average Actual Deferral Percentage Test.  Amounts contributed as elective deferrals under Section 4.1(a), and any “fail-safe” contributions made under this Section, are considered to be amounts deferred pursuant to Section 401(k) of the Code.  For purposes of this Section, these amounts are referred to as the “deferred amounts.”  For purposes of the “average actual deferral percentage test” described below, (i) such deferred amounts must be made before the last day of the twelve (12)-month period immediately following the Plan Year to which the contributions relate, and (ii) the deferred amounts relate to Compensation that either (A) would have been received by the Participant in the Plan Year but for the Participant’s election to make deferrals, or (B) is attributable to services performed by the Participant in the Plan Year but for the Participant’s election to make deferrals, would have been received by the Participant within two and one-half (2½) months after the close of the Plan Year.  The Employer shall maintain records sufficient to demonstrate satisfaction of the average actual deferral percentage test and the deferred amounts used in such test.

Effective for Plan Years beginning on or after January 1, 1997, as of the last day of each Plan Year, the deferred amounts for the Participants who are Highly-Compensated Associates for the Plan Year shall satisfy either of the following tests:

(1)                                  The average actual deferral percentage for the eligible Participants who are Highly-Compensated Associates for the Plan Year shall not exceed the average actual deferral percentage for eligible Participants who are Nonhighly-Compensated Associates for the Plan Year multiplied by 1.25; or

(2)                                  The average actual deferral percentage for eligible Participants who are Highly-Compensated Associates for the Plan Year shall not exceed the average actual deferral percentage of eligible Participants who are Nonhighly-Compensated Associates for the Plan Year multiplied by two (2), provided that the average actual deferral percentage for eligible Participants who are Highly-Compensated Associates for the Plan Year does not exceed the average actual deferral percentage for eligible Participants who are Nonhighly-Compensated Associates by more than two (2) percentage points, or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly-Compensated Associate.

Notwithstanding the foregoing, if elected by the Employer, the foregoing percentage tests shall be applied as though the references therein to “the Plan Year” read “the prior Plan Year;” provided, however, the change in testing methods complies with the requirements set forth in Notice 98-1 and any other superseding guidance.

Effective for testing years after December 31, 1998, in the event the Plan changes from the current year testing method to the prior year testing method, then, for purposes of the first testing year for which the change is effective, the average actual deferral percentage for Nonhighly-Compensated Associates for the prior year shall be determined by taking into account only (a) elective deferrals for those Nonhighly-Compensated Associates that were taken into account for purposes of the average actual deferral percentage test (and not the actual contribution percentage test) under the current year testing method for the prior year and (b) any qualified nonelective contributions that were allocated to the Accounts of those Nonhighly-Compensated Associates for the prior year but were not used to satisfy the actual average deferral percentage test or the average contribution percentage test under the current year testing method for the prior year.

In the event the Plan changes from the current year to the prior year testing method for the first time for either the 1997 or 1998 testing year, the average actual deferral percentage for Nonhighly-Compensated Associates used for that testing year shall be the same as the average actual deferral percentage for Nonhighly-Compensated Associates used for the prior testing year.

For purposes of the above tests, the “actual deferral percentage” shall mean the ratio (expressed as a percentage) that the deferred amounts, which are allocated to the Participant’s Account as of any day in the Plan Year, on behalf of each eligible Participant for the Plan Year bears to the eligible Participant’s compensation (within the meaning of Section 1.414(s)-1(d)(2) of the Income Tax Regulations) for the Plan Year.  The “average actual deferral percentage” shall mean the average (expressed as a percentage) of the actual deferral percentages of the eligible Participants in each group. “Eligible

Participant” shall mean each Associate who is eligible to participate in the Plan under Section 3.1.

For purposes of this Section 11.2, the actual deferral percentage for any eligible Participant who is a Highly-Compensated Associate for the Plan Year and who is eligible to have elective deferrals allocated to his account under two (2) or more plans or arrangements described in Code Section 401(k) that are maintained by the Employer or any employer who is a related group member (within the meaning of Section 2.5(b)) shall be determined as if all such deferrals were made under a single arrangement.  In the event that this Plan satisfies the requirements of Code Section 401(k), 401(a)(4) or 410(b) only if aggregated with one (1) or more other plans, or if one (1) or more other plans satisfy the requirements of such Sections of the Code only if aggregated with this Plan, then the provisions of this Section 11.2 shall be applied by determining the actual deferral percentage of eligible Participants as if all such plans were a single plan.  Any adjustments to the Nonhighly-Compensated Associate actual deferral percentage for the prior year shall be made in accordance with Notice 98-1 and any superseding guidance, unless the Employer has elected to use the current year testing method.  Plans may be aggregated in order to satisfy Section 401(k) of the Code only if they have the same Plan Year and use the same average actual deferral percentage testing method.

For purposes of determining the actual deferral percentage of a Participant who is classified as a Highly-Compensated Associate as the result of being a five percent (5%) owner, or who is one of the ten (10) highest paid Highly-Compensated Associates, the deferred amount and the compensation of such Participant shall include the deferred amounts and compensation of his family members (as defined in Code Section 414(q)(6)(B)) participating in the Plan.  Such family members shall be disregarded in determining the average actual deferral percentage for Participants who are Nonhighly-Compensated Associates.  The application of the family aggregation rule set forth in this paragraph, however, shall not apply for Plan Years beginning on and after January 1, 1997.

The determination and treatment of deferred amounts and the actual deferral percentage of any Participant shall be subject to the prescribed requirements of the Secretary of the Treasury.

In the event the average actual deferral percentage test is not satisfied for a Plan Year, the Employer, in its discretion, may make a special “fail-safe” contribution for eligible Participants who are Nonhighly-Compensated Associates and who are employed on the last day of the Plan Year (“Eligible Nonhighly-Compensated Associate(s)”).  The fail safe contribution shall be allocated first to the Eligible Nonhighly-Compensated Associate whose Compensation is the lowest of all Eligible Nonhighly-Compensated Associates in an amount that does not exceed the limitations on annual additions set forth under Article Twelve of the Plan; then to the Eligible Nonhighly-Compensated Associate with the second lowest Compensation of all Eligible Nonhighly-Compensated Associates in the same manner as set forth above, and continuing to be allocated to Eligible Nonhighly-Compensated Associates in the order of ascending Compensation until the average actual deferral percentage test is satisfied.

(b)                                 Distributions of Excess Contributions.

(1)                                  In General.  If the average actual deferral percentage test of Section 11.2(a) is not satisfied for a Plan Year, then the “excess contributions”, and income allocable thereto, shall be distributed, to the extent required under Treasury regulations, no later than the last day of the Plan Year following the Plan Year for which the excess contributions were made.  However, if such excess contributions are distributed later than two and one-half (2½) months following the last day of the Plan Year in which such excess contributions were made, a ten percent (10%) excise tax shall be imposed upon the Employer with respect to such excess contributions.

(2)                                  Excess Contributions.  For purposes of this Section, “excess contributions” shall consist of the excess of the aggregate amount of deferred amounts made by or on behalf of the Highly-Compensated Associates for such Plan Year over the maximum amount of all such contributions permitted under the test under Section 11.2(a).  In order to comply with Section 401(k)(8)(C) of the Code (as amended by the Small Business Job Protection Act of 1996), effective January 1, 1997, excess contributions shall be allocated to the Highly-Compensated Associates with the largest amounts of contributions taken into account in calculating the average actual deferral percentage test for the year in which the excess arose, beginning with the Highly-Compensated Associate with the largest amount of such contributions and continuing in descending order until all the excess contributions have been allocated.

(3)                                  Determination of Income.  The income allocable to excess contributions allocated to each Participant shall be determined by multiplying the income allocable to the Participant’s deferred amounts for the Plan Year by a fraction, the numerator of which is the excess contributions made on behalf of the Participant for the Plan Year, and the denominator of which is the sum of the Participant’s Account balances attributable to the Participant’s deferred amounts on the last day of the Plan Year.

(4)                                  Maximum Distributable Amount.  The excess contributions to be distributed to a Participant shall be adjusted for income and, if there is a loss allocable to the excess contribution, shall in no event be less than the lesser of the Participant’s Account under the Plan or the Participant’s deferred amounts for the Plan Year.  Excess contributions shall be distributed from that portion of the Participant’s Account attributable to such deferred amounts to the extent allowable under Treasury regulations.

11.3        NONDISCRIMINATION TEST FOR EMPLOYER MATCHING CONTRIBUTIONS

(a)                                  Average Contribution Percentage Test.  The provisions of this Section shall apply if Employer matching contributions are made in any Plan Year under Section 4.2.

Effective for Plan Years beginning on or after January 1, 1997, as of the last day of each Plan Year, the average contribution percentage for Highly-Compensated Associates for the Plan Year shall satisfy either of the following tests:

(1)                                  The average contribution percentage for eligible Participants who are Highly-Compensated Associates for the Plan Year shall not exceed the average contribution percentage for eligible Participants who are Nonhighly-Compensated Associates for the Plan Year multiplied by 1.25; or

(2)                                  The average contribution percentage for eligible Participants who are Highly-Compensated Associates for the Plan Year shall not exceed the average contribution percentage for eligible Participants who are Nonhighly-Compensated Associates for the Plan Year multiplied by two (2), provided that the average contribution percentage for eligible Participants who are Highly-Compensated Associates for the Plan Year does not exceed the average contribution percentage for eligible Participants who are Nonhighly-Compensated Associates by more than two (2) percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly-Compensated Associate.

Notwithstanding the foregoing, if elected by the Employer, the foregoing percentage tests shall be applied as though the references therein to “the Plan Year” read “the prior Plan Year;” provided, however, the change in testing methods complies with the requirements set forth in Notice 98-1 and any other superseding guidance.

Effective for testing years beginning after December 31, 1998, in the event the Plan changes from the current year testing method to the prior year testing method, then, for purposes of the first testing year for which the change is effective, the average contribution percentage for Nonhighly-Compensated Associates for the prior year shall be determined by taking into account only (a) matching contributions for those Nonhighly-Compensated Associates that were taken into account for purposes of the average contribution percentage test (and not the average actual deferral percentage test) under the current year testing method for the prior year, and (b) any qualified nonelective contributions that were allocated to the Accounts of those Nonhighly-Compensated Associates for the prior year but that were not used to satisfy the average contribution percentage test or the average actual deferral percentage test under the current year testing method for the prior year.

In the event the Plan changes from the current year to the prior year testing method for the first time for either the 1997 or 1998 testing year, the average contribution percentage for Nonhighly-Compensated Associates used for that testing year shall be the same as the average contribution percentage for Nonhighly-Compensated Associates used for the prior testing year.

For purposes of the above tests, the “average contribution percentage” shall mean the average (expressed as a percentage) of the contribution percentages of the “eligible Participants” in each group.  The “contribution percentage” shall mean the ratio (expressed as a percentage) that the sum of Employer matching contributions and elective deferrals (to the extent such elective deferrals are not used to satisfy the average actual deferral percentage test of Section 11.2) under the Plan on behalf of the eligible Participant for the Plan Year bears to the eligible Participant’s compensation (within the meaning of Section 1.414(s)-1(d)(2) of the Income Tax Regulations) for the Plan Year.  Such average contribution percentage shall be determined without regard to matching contributions that are used either to correct excess contributions hereunder or because contributions to which they relate are excess deferrals under Section 11.1 or excess contributions under Section 11.2.  “Eligible Participant” shall mean each Associate who is eligible to participate in the Plan under Section 3.1.

For purposes of this Section 11.3, the contribution percentage for any eligible Participant who is a Highly-Compensated Associate for the Plan Year and who is eligible to have Employer matching contributions, elective deferrals and/or after-tax contributions allocated to his account under two (2) or more plans described in Section 401(a) of the Code or under arrangements described in Section 401(k) of the Code that are maintained by the Employer or any member of the Employer’s related group (within the meaning of Section 2.5(b)), shall be determined as if all such contributions were made under a single plan.

In the event that this Plan satisfies the requirements of Section 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one (1) or more other plans, or if one (1) or more other plans satisfy the requirements of such Sections of the Code only if aggregated with this Plan, then the provisions of this Section 11.3 shall be applied by determining the contribution percentages of eligible Participants as if all such plans were a single plan.  Any adjustments to the Nonhighly-Compensated Associate actual contribution percentage for the prior year shall be made in accordance with Notice 98-1 and any superseding guidance, unless the Employer has elected to use the current year testing method.  Plans may be aggregated in order to satisfy Section 401(m) of the Code only if they have the same Plan Year and use the same average contribution percentage testing method.

For purposes of determining the contribution percentage of an eligible Participant who is classified as a Highly-Compensated Associate as the result of being a five percent (5%) owner or who is one of the ten (10) highest paid Highly-Compensated Associates, the Employer matching contributions, elective deferrals (to the extent not used to satisfy the average actual deferral percentage test of Section 11.2) and compensation of such Participant shall include the Employer matching contributions, such elective deferrals and compensation of his family members (as defined in Code Section 414(q)(6)(B)) participating in the Plan.  Such family members shall be disregarded in determining the average contribution percentage for eligible Participants who are Nonhighly-Compensated Associates.  The application of the family aggregation rule set forth in this paragraph, however, shall not apply for Plan Years beginning on and after January 1, 1997.

The determination and treatment of the contribution percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

(b)                                Distribution of Excess Employer Matching Contributions.

(1)                                  In General.  If the nondiscrimination tests of Section 11.3(a) are not satisfied for a Plan Year, then the “excess aggregate contributions”, and any income allocable thereto, shall be forfeited, if otherwise forfeitable, no later than the last day of the Plan Year following the Plan Year for which the nondiscrimination tests are not satisfied, and shall be used to reduce Employer contributions under Section 4.2.  To the extent that such “excess aggregate contributions” are nonforfeitable, such excess contributions shall be distributed to the Participant on whose behalf the excess contributions were made no later than the last day of the Plan Year following the Plan Year for which such “excess aggregate contributions” were made.  However, if such excess aggregate contributions are distributed later than two and one-half (2½) months following the last day of the Plan Year in which such excess aggregate contributions were made, a ten percent (10%) excise tax shall be imposed upon the Employer with respect to such excess aggregate contributions.  For purposes of the limitations of Section 12.1(b)(1) of the Plan, excess aggregate contributions shall be considered annual additions.

(2)                                  Excess Aggregate Contributions.  For purposes of this Section, “excess aggregate contributions” shall consist of the excess of the amount of Employer matching contributions and elective deferrals (to the extent not used to satisfy the average actual deferral percentage test of Section 11.2) made on behalf of the Highly-Compensated Associates for such Plan Year over the maximum amount of all such contributions permitted under the nondiscrimination tests under Section 11.3(a).  In order to comply with Section 401(m)(6)(C) of the Code (as amended by the Small Business Job Protection Act of 1996), effective January 1, 1997, excess contributions shall be allocated to the Highly-Compensated Associate with the largest “contribution percentage amounts” (as defined below) taken into account in calculating the average contribution percentage test for the year in which the excess arose, beginning with the Highly-Compensated Associate with the largest contribution percentage amounts and continuing in descending order until all the excess aggregate contributions have been allocated.

For purposes of the preceding paragraph, “contribution percentage amounts” shall mean the sum of Employer matching contributions and elective deferrals (to the extent not used to satisfy the average actual deferral percentage test of Section 11.2) made under the Plan on behalf of the Participant for the Plan Year.

(3)                                  Determination of Income.  The income allocable to excess contributions allocated to each Participant shall be determined by multiplying the income allocable to the Employer matching contributions such elective deferrals by a fraction, the numerator of which is the excess aggregate contributions on behalf of the Participant for the Plan Year, and the denominator of which is the sum of the

Participant’s Account balances attributable to Employer matching contributions and such elective deferrals, on the last day of the Plan Year.

Notwithstanding the foregoing, to the extent otherwise required to comply with the requirements of Section 401(a)(4) of the Code and the regulations thereunder, vested matching contributions may be forfeited.

11.4                        LIMITATION ON THE MULTIPLE USE ALTERNATIVE.  The sum of the average actual deferral percentage of Highly-Compensated Associates under Section 11.2(a) and the average contribution percentage of Highly-Compensated Associates under Section 11.3(a) shall not exceed the “aggregate limit,” as defined in Section 401(m)(9) of the Code and the regulations promulgated thereunder.

If the aggregate limit is exceeded, the average contribution percentage of the Highly-Compensated Associates shall be reduced in accordance with the provisions of Section 11.3(b).  In lieu of reducing the average contribution percentage, the Administrator may reduce the average actual deferral percentage of the Highly-Compensated Associates in accordance with the provisions of Section 11.2(b).  The reductions under this Section shall be made only to the extent necessary to comply with the restrictions on the multiple use of the “alternative limitation” within the meaning of Code Section 401(m)(9).

ARTICLE TWELVE—LIMITATION ON ANNUAL ADDITIONS

12.1        RULES AND DEFINITIONS

(a)           Rules                  The following rules shall limit additions to Participants’ Accounts:

(1)                                  If the Participant does not participate, and has never participated, in another qualified plan maintained by the Employer, the amount of annual additions which may be credited to the Participant’s Account for any limitation year shall not exceed the lesser of the “maximum permissible” amount (as hereafter defined) or any other limitation contained in this Plan.  If the Employer contribution that would otherwise be allocated to the Participant’s Account would cause the annual additions for the limitation year to exceed the maximum permissible amount, the amount allocated shall be reduced so that the annual additions for the limitation year shall equal the maximum permissible amount.

(2)                                  Prior to determining the Participant’s actual compensation for the limitation year, the Employer may determine the maximum permissible amount for a Participant on the basis of a reasonable estimation of the Participant’s compensation for the limitation year, uniformly determined for all Participants similarly situated.

(3)                                  As soon as is administratively feasible after the end of the limitation year, the maximum permissible amount for the limitation year shall be determined on the basis of the Participant’s actual compensation for the limitation year.

(4)                                  If, as a result of the allocation of forfeitures, a reasonable error in estimating a Participant’s annual Compensation, a reasonable error in determining elective deferrals, the limitations of Section 415 of the Code are exceeded, such excess amount shall be disposed of as follows:

(A)                              Any nondeductible Associate after-tax contributions (plus attributable earnings) and, to the extent elected by the Administrator pursuant to a nondiscriminatory procedure, elective deferrals under Section 4.1(a) (plus attributable earnings), to the extent they would reduce the excess amount, shall be returned to the Participant.

(B)                                If an excess amount still exists after the application of subparagraph (A), and the Participant is covered by the Plan at the end of the limitation year, the excess amount in the Participant’s Account shall be used to reduce Employer contributions (including any allocation of forfeitures, if applicable) for such Participant in the next limitation year, and each succeeding limitation year if necessary;

(C)                                If an excess amount still exists after the application of subparagraph (A), and the Participant is not covered by the Plan at the end of the limitation year, the excess amount shall be held unallocated in a suspense account and applied to reduce future Employer contributions (including allocation of any forfeitures) for all remaining Participants in the next limitation year, and each succeeding limitation year if necessary.  Excess amounts may not be distributed to Participants or former Participants.

(D)                               If a suspense account is in existence at any time during the limitation year pursuant to this Section 12.1(a)(4), it shall not participate in the allocation of the Trust’s investment gains and losses.  In addition, all amounts held in the suspense account shall be allocated and reallocated to Participants’ Accounts before any Employer or Associate contributions may be made for the limitation year.

(5)                                  If, in addition to this Plan, the Participant is covered under another defined contribution plan maintained by the Employer, or a welfare benefit fund, as defined in Code Section 419(e), maintained by the Employer, or an individual medical account, as defined in Code Section 415(1)(2), maintained by the Employer which provides an annual addition, the annual additions which may be credited to a Participant’s account under all such plans for any such limitation year shall not exceed the maximum permissible amount.  Benefits shall be reduced under any discretionary defined contribution plan before they are reduced under any defined contribution pension plan.  If both plans are discretionary contribution plans, they shall first be reduced under this Plan.  Any excess amount attributable to this Plan shall be disposed of in the manner described in Section 12.1(a)(4).

(6)                                  If the Employer maintains, or at any time maintained, a qualified defined benefit plan covering any Participant in this Plan, the sum of the Participant’s defined benefit plan fraction and defined contribution plan fraction shall not exceed 1.0 in any limitation year.  The annual additions which may be credited to the Participant’s Account under this Plan for any limitation year shall be limited so that if the limitations of Code Section 415(e) become applicable, benefits under a defined benefit plan shall have first been provided before benefits under a defined contribution plan are provided.

The combined limitation set forth in the preceding paragraph shall not apply to any limitation year beginning after December 31, 1999.

(7)                                  In any Plan Year in which the Plan becomes a Super Top-Heavy Plan (as defined in Section 14.2(b)), the denominators of the defined benefit fraction and defined contribution fraction shall be computed using one hundred percent (100%) of the maximum dollar limitation instead of one hundred and twenty-five percent (125%).

(8)                                  In any year in which the Plan is a Top-Heavy Plan (as defined in Section 14.2(c)) (but not a Super Top-Heavy Plan), the limitations shall be similarly reduced, subject to the special provisions of Section 14.3, which provide for the use of the one hundred and twenty-five percent (125%) limitation subject to the added minimum allocations.

(b)           Definitions.

(1)                                  Annual additions:  The following amounts credited to a Participant’s Account for the limitation year shall be treated as annual additions:

(A)                              Employer contributions;

(B)                                Elective deferrals;

(C)                                Associate after-tax contributions, if any;

(D)                               Forfeitures, if any; and

(E)                                 Amounts allocated after March 31, 1984 to an individual medical account, as defined in Section 415(l)(2) of the Code, which is part of a pension or annuity plan maintained by the Employer.  Also, amounts derived from contributions paid or accrued after December 31, 1985 in taxable years ending after such date which are attributable to post-retirement medical benefits allocated to the separate account of a Key Employee, as defined in Section 419A(d)(3), and amounts under a welfare benefit fund, as defined in Section 419(e), maintained by the Employer, shall be treated as annual additions to a defined contribution plan.

Employer and employee contributions taken into account as annual additions shall include “excess contributions” as defined in Section 401(k)(8)(B) of the Code, “excess aggregate contributions” as defined in Section 401(m)(6)(B) of the Code, and “excess deferrals” as defined in Section 402(g) of the Code, regardless of whether such amounts are distributed, recharacterized or forfeited, unless such amounts constitute excess deferrals that were distributed to the Participant no later than April 15 of the taxable year following the taxable year of the Participant in which such deferrals were made.

For this purpose, any excess amount applied under Section 12.1(a)(4) in the limitation year to reduce Employer contributions shall be considered annual additions for such limitation year.

Notwithstanding the foregoing, for any Plan Year in which no more than one-third (1/3rd) of the Employer contributions are allocated to the ASOP Fund on behalf of Participants who are Highly-Compensated Associates, the annual addition shall not include (1) forfeitures of shares of Employer Stock which were acquired with the proceeds of an ASOP Loan and (2) contributions of the Employer which are applied to the payment of interest on an ASOP Loan.

(2)                                  Compensation:  For purposes of determining maximum permitted benefits under this Section, compensation shall include all of a Participant’s earned income, wages, salaries, and fees for professional services, and other amounts received for personal services actually rendered in the course of employment with the Employer, including, but not limited to, commissions paid to salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses, and effective for limitation years beginning after December 31, 1997, including also any elective deferrals (as defined in Section 402(g)(3) of the Code) made by an Associate to the Plan and any amount contributed or deferred by an Associate on an elective basis and not includable in the gross income of the Associate under Section 125 of the Code; and excluding the following:

(A)                              Except as provided in the preceding paragraph of this Section 12.1(b)(2), Employer contributions to a plan of deferred compensation which are not included in the Associate’s gross income for the taxable year in which contributed, or Employer contributions under a simplified employee pension plan (funded with individual retirement accounts or annuities) to the extent such contributions are deductible by the Associate, or any distributions from a plan of deferred compensation;

(B)                                Amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by the Associate either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

(C)                                Amounts realized from the sale, exchange, or other disposition of stock acquired under a qualified stock option; and

(D)                               Other amounts which received special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) toward the purchase of an annuity described in Section 403(b) of the Code (whether or not the amounts are actually excludable from the gross income of the Associate).

Compensation shall be measured on the basis of compensation paid in the limitation year.

(3)                                  Defined benefit fraction:  This shall mean a fraction, the numerator of which is the sum of the Participant’s projected annual benefits under all the defined benefit plans maintained or previously maintained by the Employer, and the denominator of which is the lesser of one hundred and twenty-five percent (125%) of the dollar limitation in effect for the limitation year under Section 415(b)(1)(A) of the Code or one hundred and forty percent (140%) of the highest average compensation including any adjustment under Code Section 415(b).

(4)                                  Defined contribution fraction:  This shall mean a fraction, the numerator of which is the sum of the annual additions to the Participant’s account under all the defined contribution plans (whether or not terminated), welfare benefit funds, and individual medical accounts maintained by the Employer for the current and all prior limitation years, and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior limitation years of Service with the Employer, regardless of whether a defined contribution plan was maintained by the Employer.

The maximum aggregate amount in any limitation year is the lesser of one hundred and twenty-five percent (125%) of the dollar limitation then in effect under Section 415(c)(1)(A) of the Code or thirty-five (35%) of the Participant’s compensation for such year.

If the Associate, as of the end of the first day of the first limitation year beginning after December 31, 1986, was a participant in one (1) or more defined contribution plans maintained by the Employer which were in existence on May 5, 1986, the numerator of this fraction shall be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed 1.0 under the terms of this Plan.  Under the adjustment, an amount equal to the product of (i) the excess of the sum of the fractions over 1.0 and (ii) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction.  The adjustment is calculated using the fractions as they would be computed as of the end of the last limitation year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 5, 1986, but using the Code Section 415 limitation applicable to the first limitation year beginning on or after January 1, 1987.

The annual addition for any limitation year beginning before January 1, 1987, shall not be recomputed to treat all Associate contributions as annual additions.

(5)                                  Defined contribution dollar limitation:  Effective January 1, 1995, this shall mean $30,000, as adjusted under Section 415(d) of the Code.

(6)                                  Employer:  This term refers to the Employer that adopts this Plan, and all members of a controlled group of corporations (as defined in Section 414(b) of the Code, as modified by Section 415(h)), commonly-controlled trades or businesses (as defined in Section 414(c), as modified by Section 415(h)), or affiliated service groups (as defined in Section 414(m)) of which the Employer is a part, or any other entity required to be aggregated with the Employer under Code Section 414(o).

(7)                                  Highest average compensation:  This means the average compensation for the three (3) consecutive limitation years with the Employer that produces the highest average.

(8)                                  Limitation year:  This shall mean the Plan Year, unless the Employer elects a different twelve (12) consecutive month period.  The election shall be made by the adoption of a Plan amendment by the Employer.  If the limitation year is amended to a different twelve (12) consecutive month period, the new limitation year must begin on a date within the limitation year in which the amendment is made.

(9)                                  Maximum permissible amount:  This shall mean an amount equal to the lesser of the defined contribution dollar limitation or twenty-five percent (25%) of the Participant’s compensation for the limitation year.  If a short limitation year is created because of an amendment changing the limitation year to a different twelve (12)-consecutive month period, the maximum permissible amount shall not exceed the defined contribution dollar limitation multiplied by the following fraction:

Number of months in the short limitation year

12

(10)                            Projected annual benefit:  This is the annual retirement benefit (adjusted to an actuarially equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity or qualified joint and survivor annuity) to which the Participant would be entitled under the terms of the plan, assuming:

(A)                              the Participant will continue employment until normal retirement age under the plan (or current age, if later), and

(B)                                the Participant’s compensation for the current limitation year and all other relevant factors used to determine benefits under the plan will remain constant for all future limitation years.

ARTICLE THIRTEEN—AMENDMENT AND TERMINATION

13.1                        AMENDMENT.  The Employer, by resolution of its board of directors, (or, to the extent permitted by resolution of such board of directors, by action of a duly authorized officer of the Employer) shall have the right to amend, alter or modify the Plan at any time, or from time to time, in whole or in part.  Any such amendment shall become effective under its terms upon adoption by the Employer.  However, no amendment affecting the duties, powers or responsibilities of the Trustee may be made without the written consent of the Trustee.  No amendment shall be made to the Plan which shall:

(a)                                  make it possible (other than as provided in Section 15.3) for any part of the corpus or income of the Trust Fund (other than such part as may be required to pay taxes and administrative expenses) to be used for or diverted to purposes other than the exclusive benefit of the Participants or their Beneficiaries;

(b)                                 decrease a Participant’s account balance or eliminate an optional form of payment with respect to benefits accrued as of the later of (i) the date such amendment is adopted, or (ii) the date the amendment becomes effective; or

(c)                                  alter the schedule for vesting in a Participant’s Account with respect to any Participant with three (3) or more Years of Vesting Service without his consent or deprive any Participant of any nonforfeitable portion of his Account.

Notwithstanding the other provisions of this Section or any other provisions of the Plan, any amendment or modification of the Plan may be made retroactively if necessary or appropriate to conform to or to satisfy the conditions of any law, governmental regulation, or ruling, and to meet the requirements of the Employee Retirement Income Security Act of 1974, as it may be amended.

13.2                        TERMINATION OF THE PLAN.  The Employer, by resolution of its board of directors, reserves the right at any time and in its sole discretion to discontinue payments under the Plan and to terminate the Plan.  In the event the Plan is terminated, or upon complete discontinuance of contributions under the Plan by the Employer, the rights of each Participant to his Account on the date of such termination or discontinuance of contributions, to the extent of the fair market value under the Trust Fund, shall become fully vested and nonforfeitable.  The Employer shall direct the Trustee to distribute the Trust Fund in accordance with the Plan’s distribution provisions to the Participants and their Beneficiaries, each Participant or Beneficiary receiving a portion of the Trust Fund equal to the value of his Account as of the date of distribution.  These distributions may be implemented by the continuance of the Trust and the distribution of the Participants’ Account shall be made at such time and in such manner as though the Plan had not terminated, or by any other appropriate method, including rollover into Individual Retirement Accounts.  Upon distribution of the Trust Fund, the Trustee shall be discharged from all obligations under the Trust and no Participant or Beneficiary shall have any further right or claim therein.  In the event of the partial termination of the Plan, the Accounts of all affected

Participants shall become fully vested and nonforfeitable and the provisions of the preceding paragraph shall apply with respect to such Participants’ Accounts.

13.3                        DISTRIBUTION UPON SALE OR DISPOSITION OF STOCK OR ASSETS.  The vested balances of affected Participants (as defined below) may be distributed, in a single lump-sum payment, as soon as administratively practical following:

(i)                                     the sale or other disposition of the Employer’s interest in a subsidiary (within the meaning of Section 409(d)(3) of the Code) to an entity that is not a “related group member” (within the meaning of Section 2.5(b)), provided that the Employer and not the acquirer continues to maintain the Plan after the disposition.  In this case, affected Participants shall be those Participants who continue employment with such subsidiary.

(ii)                                  the sale or other disposition of “substantially all” (within the meaning of Section 1.401(k)-1(d)(4) of the Income Tax Regulations) of the assets used by the Employer in a trade or business to an unrelated corporation, provided that the Employer and not the acquirer continues to maintain the Plan after the disposition.  In this case, affected Participants shall be those Participants who continue employment with the corporation acquiring such assets.

ARTICLE FOURTEEN—TOP-HEAVY PROVISIONS

14.1                        APPLICABILITY.  The provisions of this Article shall become applicable only for any Plan Year in which the Plan is a Top-Heavy Plan (as defined in Section 14.2(c)).  The determination of whether the Plan is a Top-Heavy Plan shall be made each Plan Year by the Administrator.

14.2                        DEFINITIONS.  For purposes of this Article, the following definitions shall apply:

(a)                                  “Key Associate”:  “Key Associate” shall mean any Associate or former Associate (and the Beneficiaries of such Associate) who, at any time during the determination period, was (1) an officer of the Employer earning compensation (as defined in Section 416(i) of the Code) in excess of fifty percent (50%) of the dollar limitation under Section 415(b)(1)(A) of the Code, (2) an owner (or considered an owner under Section 318 of the Code) of both more than a one-half percent (½%) interest in the Employer and one of the ten (10) largest interests in the Employer if such individual’s compensation exceeds the dollar limitation under Section 415(c)(1)(A) of the Code, (3) a five percent (5%) owner of the Employer, or (4) a one percent (1%) owner of the Employer who has an annual compensation of more than $150,000.  For purposes of this Section, annual compensation shall mean compensation as defined in Code Section 415(c)(3), but including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the Associate’s income under Code Sections 125, 402(g), 402(h) or 403(b).  The determination period of the Plan is the Plan Year containing the “determination date” as defined in Section 14.2(c)(4) and the four (4) preceding Plan Years.

The determination of who is a Key Associate (including the terms “5% owner” and “1% owner”) shall be made in accordance with Section 416(i)(1) of the Code and the regulations thereunder.

(b)                                 “Super Top-Heavy Plan”:  The Plan shall constitute a “Super Top-Heavy Plan” if it meets the test for status as a Top-Heavy Plan, where “90%” is substituted for “60%” at each place in Section 14.2(c).

(c)                                  “Top-Heavy Plan”:

(1)                                  The Plan shall constitute a “Top-Heavy Plan” if any of the following conditions exist:

(A)                              The top-heavy ratio for the Plan exceeds sixty percent (60%) and the Plan is not part of any required aggregation group or permissive aggregation group of plans; or

(B)                                The Plan is part of a required aggregation group of plans (but is not part of a permissive aggregation group) and the top-heavy ratio for the group of plans exceeds sixty percent (60%); or

(C)                                The Plan is a part of a required aggregation group of plans and part of a permissive aggregation group and the top-heavy ratio for the permissive aggregation group exceeds sixty percent (60%).

(2)                                  If the Employer maintains one (1) or more defined contribution plans (including any simplified employee pension plan funded with individual retirement accounts or annuities) and the Employer maintains or has maintained one (1) or more defined benefit plans which have covered or could cover a Participant in this Plan, the top-heavy ratio is a fraction, the numerator of which is the sum of account balances under the defined contribution plans for all Key Associates and the actuarial equivalents of accrued benefits under the defined benefit plans for all Key Associates, and the denominator of which is the sum of the account balances under the defined contribution plans for all Participants and the actuarial equivalents of accrued benefits under the defined benefit plans for all Participants.  Both the numerator and denominator of the top-heavy ratio shall include any distribution of an account balance or an accrued benefit made in the five (5)-year period ending on the determination date and any contribution due to a defined contribution pension plan but unpaid as of the determination date.  In determining the accrued benefit of a non-Key Associate who is participating in a plan that is part of a required aggregation group, the method of determining such benefit shall be either (i) in accordance with the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Employer or any member of the Employer’s related group (within the meaning of Section 2.5(b)), or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Code Section 411(b)(1)(C).

(3)                                  For purposes of (1) and (2) above, the value of account balances and the actuarial equivalents of accrued benefits shall be determined as of the most recent Valuation Date that falls within or ends with the twelve (12)-month period ending on the determination date.  The account balances and accrued benefits of a Participant who is not a Key Associate but who was a Key Associate in a prior year shall be disregarded.  The accrued benefits and account balances of Participants who have performed no Hours of Service with any Employer maintaining the plan for the five (5)-year period ending on the determination date shall be disregarded.  The calculations of the top-heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account shall be made under Section 416 of the Code and regulations issued thereunder.  Deductible Associate contributions shall not be taken into account for purposes of computing the top-heavy ratio.  When aggregating plans, the value of account balances and accrued benefits shall be calculated with reference to the determination dates that fall within the same calendar year.

(4)                                  Definition of terms for Top-Heavy status:

(A)                              “Top-heavy ratio” shall mean the following:

(1)                                  If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan funded with individual retirement accounts or annuities) and the Employer has never maintained any defined benefit plans which have covered or could cover a Participant in this Plan, the top-heavy ratio is a fraction, the numerator of which is the sum of the account balances of all Key Associates as of the determination date (including any part of any account balance distributed in the five (5)-year period ending on the determination date), and the denominator of which is the sum of the account balances (including any part of any account balance distributed in the five (5)-year period ending on the determination date) of all Participants as of the determination date.  Both the numerator and the denominator shall be increased by any contributions due but unpaid to a defined contribution pension plan as of the determination date.

(B)                                “Permissive aggregation group” shall mean the required aggregation group of plans plus any other plan or plans of the Employer which, when considered as a group with the required aggregation group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

(C)                                “Required aggregation group” shall mean (i) each qualified plan of the Employer (including any terminated plan) in which at least one Key Associate participates, and (ii) any other qualified plan of the Employer which enables a plan described in (i) to meet the requirements of Section 401(a)(4) or 410 of the Code.

(D)                               “Determination date” shall mean, for any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year.  For the first Plan Year of the Plan, “determination date” shall mean the last day of that Plan Year.

(E)                                 “Valuation Date” shall mean the last day of the Plan Year.

(F)                                 Actuarial equivalence shall be based on the interest and mortality rates utilized to determine actuarial equivalence when benefits are paid from any defined benefit plan.  If no rates are specified in said plan, the following shall be utilized:  pre- and post-retirement interest — five percent (5%); post-retirement mortality based on the Unisex Pension (1984) Table as used by the Pension Benefit Guaranty Corporation on the date of execution hereof.

14.3                        ALLOCATION OF EMPLOYER CONTRIBUTIONS AND FORFEITURES FOR A TOP-HEAVY PLAN YEAR.

(a)                                  Except as otherwise provided below, in any Plan Year in which the Plan is a Top-Heavy Plan, the Employer contributions and forfeitures allocated on behalf of any Participant who is a non-Key Associate shall not be less than the lesser of three percent (3%) of such Participant’s compensation (as defined in Section 12.1(b)(2) and as limited by Section 401(a)(17) of the Code) or the largest percentage of Employer contributions, elective deferrals, and forfeitures as a percentage of the Key Associate’s compensation (as defined in Section 12.1(b)(2) and as limited by Section 401(a)(17) of the Code), allocated on behalf of any Key Associate for that Plan Year.  This minimum allocation shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation or would have received a lesser allocation for the Plan Year because of insufficient Employer contributions under Article Four or the Participant’s failure to make elective deferrals under Section 4.1.

(b)                                 The minimum allocation under this Section shall not apply to any Participant who was not employed by the Employer on the last day of the Plan Year.

(c)                                  Neither elective deferrals nor Employer matching contributions may be taken into account for the purpose of satisfying the minimum allocation.

(d)                                 For purposes of the Plan, a non-Key Associate shall be any Associate or Beneficiary of such Associate, any former Associate, or Beneficiary of such former Associate, who is not or was not a Key Associate during the Plan Year ending on the determination date, nor during the four (4) preceding Plan Years.

(e)                                  If no defined benefit plan has ever been part of a permissive or required aggregation group of plans of the Employer, the contributions and forfeitures under this step shall be offset by any allocation of contributions and forfeitures under any other defined contribution plan of the Employer with a Plan Year ending in the same calendar year as this Plan’s Valuation Date.

(f)                                    There shall be no duplication of the minimum benefits required under Code Section 416.  Benefits shall be provided under defined contribution plans before under defined benefit plans.  If a defined benefit plan (active or terminated) is part of the permissive or required aggregation group of plans, the allocation method of subparagraph (a) above shall apply, except that “3%” shall be increased to “5%.”

(g)                                 There shall be no duplication of the minimum benefits required under Code Section 416.  Benefits shall be provided under defined contribution plans before defined benefit plans.  If a defined benefit plan (active or terminated) is part of the permissive or required aggregation group of plans, and if any Participant in the Plan would have his benefits limited due to the application of the Code limitation rule in Section 12.1 in a Plan Year in which the Plan is a Top-Heavy Plan but not a Super Top-Heavy Plan, the allocation method of subparagraph (f) above shall apply, except that “5%” shall be increased to “7.5%.”  In the event any Participant in the Plan would have his benefits limited due to the application of the special Code limitation rule in Section 12.1 in a Plan Year in which the Plan is a Top-Heavy Plan but not a Super Top-Heavy Plan and the Participant is

covered only by a defined contribution plan, the allocation method of subparagraph (a) shall apply, except that “3%” shall be increased to “4%”.

14.4                        VESTING.  The provisions contained in Section 6.1 relating to vesting shall continue to apply in any Plan Year in which the Plan is a Top-Heavy Plan, and apply to all benefits within the meaning of Section 411(a)(7) of the Code except those attributable to Associate contributions and elective deferrals under Section 4.1, including benefits accrued before the effective date of Section 416 and benefits accrued before the Plan became a Top-Heavy Plan.  Further, no reduction in vested benefits may occur in the event the Plan’s status as a Top-Heavy Plan changes for any Plan Year and the vesting schedule is amended.  In addition, if a Plan’s status changes from a Top-Heavy Plan to that of a non-Top-Heavy Plan, a Participant with three (3) Years of Vesting Service shall continue to have his vested rights determined under the schedule which he selects, in the event the vesting schedule is subsequently amended.

Payment of a Participant’s vested Account balance under this Section shall be made in accordance with the provisions of Article Seven.

ARTICLE FIFTEEN — MISCELLANEOUS PROVISIONS

15.1                        PLAN DOES NOT AFFECT EMPLOYMENT.  Neither the creation of this Plan, any amendment thereto, the creation of any fund nor the payment of benefits hereunder shall be construed as giving any legal or equitable right to any Associate or Participant against the Employer, its officers or Associates, or against the Trustee.  All liabilities under this Plan shall be satisfied, if at all, only out of the Trust Fund held by the Trustee.  Participation in the Plan shall not give any Participant any right to be retained in the employ of the Employer, and the Employer hereby expressly retains the right to hire and discharge any Associate at any time with or without cause, as if the Plan had not been adopted, and any such discharged Participant shall have only such rights or interests in the Trust Fund as may be specified herein.

15.2                        SUCCESSOR TO THE EMPLOYER.  In the event of the merger, consolidation, reorganization or sale of assets of the Employer, under circumstances in which a successor person, firm, or corporation shall carry on all or a substantial part of the business of the Employer, and such successor shall employ a substantial number of Associates of the Employer and shall elect to carry on the provisions of the Plan, such successor shall be substituted for the Employer under the terms and provisions of the Plan upon the filing in writing with the Trustee of its election to do so.

15.3                        REPAYMENTS TO THE EMPLOYER.  Notwithstanding any provisions of this Plan to the contrary:

(a)                                  Any monies or other Plan assets attributable to any contribution made to this Plan by the Employer because of a mistake of fact shall be returned to the Employer within one (1) year after the date of contribution.

(b)                                 Any monies or other Plan assets attributable to any contribution made to this Plan by the Employer shall be refunded to the Employer, to the extent such contribution is predicated on the deductibility thereof under the Code and the income tax deduction for such contribution is disallowed.  Such amount shall be refunded within one (1) taxable year after the date of such disallowance or within one (1) year of the resolution of any judicial or administrative process with respect to the disallowance.  All Employer contributions hereunder are expressly contributed based upon such contributions’ deductibility under the Code.

15.4                        BENEFITS NOT ASSIGNABLE.  Except as provided in Section 414(p) of the Code with respect to “qualified domestic relations orders,” the rights of any Participant or his Beneficiary to any benefit or payment hereunder shall not be subject to voluntary or involuntary alienation or assignment.

With respect to any “qualified domestic relations order” relating to the Plan, the Plan shall permit distribution to an alternate payee under such order at any time, irrespective of whether the

Participant has attained his “earliest retirement age” (within the meaning of Section 414(p)(4)(B) of the Code) under the Plan.  A distribution to an alternate payee prior to the Participant’s attainment of his earliest retirement age shall, however, be available only if the order specifies distribution at that time or permits an agreement between the Plan and the alternate payee to authorize an earlier distribution.  Nothing in this paragraph shall, however, give a Participant a right to receive distribution at a time otherwise not permitted under the Plan nor does it permit the alternate payee to receive a form of payment not otherwise permitted under the Plan or under said Section 414(p) of the Code.

15.5                        MERGER OF PLANS.  In the case of any merger or consolidation of this Plan with, or transfer of the assets or liabilities of the Plan to, any other plan, the terms of such merger, consolidation or transfer shall be such that each Participant would receive (in the event of termination of this Plan or its successor immediately thereafter) a benefit which is no less than what the Participant would have received in the event of termination of this Plan immediately before such merger, consolidation or transfer.

15.6                        INVESTMENT EXPERIENCE NOT A FORFEITURE.  The decrease in value of any Account due to adverse investment experience shall not be considered an impermissible “forfeiture” of any vested balance.

15.7                        CONSTRUCTION.  Wherever appropriate, the use of the masculine gender shall be extended to include the feminine and/or neuter or vice versa; and the singular form of words shall be extended to include the plural; and the plural shall be restricted to mean the singular.

15.8                        GOVERNING DOCUMENTS.  A Participant’s rights shall be determined under the terms of the Plan as in effect at the Participant’s date of separation from Service.

15.9                        GOVERNING LAW.  The provisions of this Plan shall be construed under the laws of the state of the situs of the Trust, except to the extent such laws are preempted by Federal law.

15.10                 HEADINGS.  The Article headings and Section numbers are included solely for ease of reference.  If there is any conflict between such headings or numbers and the text of the Plan, the text shall control.

15.11                 COUNTERPARTS.  This Plan may be executed in any number of counterparts, each of which shall be deemed an original; said counterparts shall constitute but one and the same instrument, which may be sufficiently evidenced by any one counterpart.

15.12                 LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN.  In the event that all or any portion of the distribution payable to a Participant or to a Participant’s Beneficiary hereunder shall, at the expiration of five (5) years after it shall become payable, remain unpaid solely by reason of the inability of the Administrator to ascertain the whereabouts of such Participant or Beneficiary, after sending a registered letter, return receipt requested, to the last known address, and after further diligent effort, the amount so distributable shall be used to pay Plan expenses and/or reallocated in the same manner as a forfeiture under Section 6.2 pursuant to this Plan.  In the event a Participant or Beneficiary is located subsequent to the forfeiture of his Account balance, such Account balance shall be restored.

IN WITNESS WHEREOF, the Employer, by its duly authorized officer, has caused this Plan to be executed on the                             day of                            , 2000.

FIRST CONSULTING GROUP, INC.

By
Authorized Officer